Exhibit 99.3

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

This document relates to a proposed share exchange, which is a business combination involving the securities of a foreign company. The transaction is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than pursuant to the share exchange, such as in open market or privately negotiated purchases.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

VarioSecure Inc.

Electronically Provided Materials

for the 11th Annual General Meeting of Shareholders

Fiscal Year Ended February 28, 2026

(March 1, 2025 – February 28, 2026)

Notice: Pursuant to applicable law and Article 15 of the Company’s Articles of Incorporation, the following matters, which are required to be provided electronically, have been omitted from the Summary of Electronically Provided Matters (the written document delivered to shareholders who have requested paper copies):

(i) “Overview of the Framework for Ensuring Proper Business Operations and Its Operational Status” in the Business Report of VarioSecure Inc.

(ii) “Fundamental Policy on Control of the Company” in the Business Report of VarioSecure Inc.

(iii) “Notes to Standalone Financial Statements” in the Standalone Financial Statements of VarioSecure Inc.

(iv) “Articles of Incorporation” of HEROZ, Inc. and “Contents of the Financial Statements for the Most Recent Fiscal Year (Fiscal Year Ended April 2025)” of HEROZ, Inc., as included in the Reference Documents for the General Meeting of Shareholders.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

VarioSecure Inc. — Electronically Provided Matters

(i) Overview of the Framework for Ensuring Proper Business Operations and Its Operational Status

1. Summary of Policies Adopted for the Framework for Ensuring Proper Business Operations

The following summarizes the resolutions adopted by the Board of Directors to ensure that directors’ execution of duties complies with applicable laws and the Articles of Incorporation, and to otherwise ensure proper business operations:

(1) System to Ensure That Directors and Employees Comply with Laws and the Articles of Incorporation

The Company shall comply with internal rules and policies, including the Compliance Policy and Code of Conduct, and the Risk Management Committee shall oversee and supervise all compliance initiatives.

(2) System for Retention and Management of Information Related to Directors’ Execution of Duties

Information related to Board resolutions and other material approvals shall be recorded and retained in accordance with applicable laws and the Document Management Policy. Directors and Directors serving as Audit and Supervisory Committee Members shall have unrestricted access to such information at all times.

(3) Rules and Systems for Risk Management

Recognizing that risk management is a critical management priority, the Company shall operate its risk management framework under the Risk Management Committee in accordance with the Risk Management Policy.

(4) System to Ensure Efficient Execution of Directors’ Duties

(a) Directors’ duties shall be executed efficiently in accordance with the Board of Directors Rules and the Authority and Responsibility Rules.

(b) Management reports shall be presented at weekly management meetings to streamline Board deliberations.

(5) System to Ensure Proper Operations Across the Corporate Group (Including Parent and Subsidiaries)

In the event that subsidiaries are established, the Company shall adopt Related Companies Management Rules and implement measures to ensure proper operations across the corporate group.

(6) Personnel to Assist Audit and Supervisory Committee Members

If Audit and Supervisory Committee Members request the appointment of support staff for their duties, the Company shall designate such personnel as assistants as necessary.

(7) Independence of Support Staff and Effectiveness of Audit and Supervisory Committee Members’ Instructions

(a) Audit and Supervisory Committee Members may direct support staff to assist with audit activities.

(b) Such support staff shall perform ancillary tasks necessary for the audit activities directed by Audit and Supervisory Committee Members and shall have authority to collect necessary information.

(8) System for Reporting to Audit and Supervisory Committee Members

(a) Audit and Supervisory Committee Members may attend significant internal meetings.

(b) Directors and employees shall provide timely and appropriate reports and information to Audit and Supervisory Committee Members or the Audit and Supervisory Committee upon request, in addition to matters required by law and internal rules.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(9) Protection Against Retaliation for Reports

No person who makes a report to an Audit and Supervisory Committee Member shall be subjected to adverse treatment as a result of such report.

(10) Policies on Costs and Obligations Arising from Audit and Supervisory Committee Members’ Duties

(a) The Company shall establish and operate an internal control framework over financial reporting to ensure reliable financial statements.

(b) The Company shall promptly process requests from Audit and Supervisory Committee Members for advance payment or reimbursement of expenses incurred in the performance of their duties.

(11) Other Measures to Ensure Effective Audits by Audit and Supervisory Committee Members

The Company’s directors shall maintain systems enabling adequate information sharing between Audit and Supervisory Committee Members and the Company’s independent auditor regarding accounting audit matters.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

2. Summary of the Operating Status of the Internal Control System

The following is a summary of the operational status of the framework for ensuring proper business operations:

(1) Measures to Ensure Efficient Execution of Directors’ Duties

The Board of Directors consists of seven (7) directors, including three (3) outside directors. The Board holds regular monthly meetings and convenes special meetings as needed for prompt, effective, and efficient decision-making. The Board serves as the principal governing body for deliberating and resolving significant management matters and monitoring business execution.

All Audit and Supervisory Committee Members attend every Board meeting, providing a framework for ongoing oversight of directors’ performance.

(2) Measures to Ensure Effective Internal Audits

The Company has established an Internal Audit Office reporting directly to the Representative Director and President, staffed by four (4) members including one (1) full-time head of internal audit and three (3) concurrent staff. Internal audit personnel conduct audits in accordance with the internal audit plan, covering compliance with laws, the Articles of Incorporation, and internal rules, as well as the status of business operations. Audit findings are reported to the Representative Director and President, and remediation is monitored on an ongoing basis.

(3) Measures to Ensure Effective Audits by Audit and Supervisory Committee Members

As a company with an Audit and Supervisory Committee, the Company has three (3) outside directors serving as Audit and Supervisory Committee Members who audit directors’ execution of duties. Each member conducts audits based on the audit plan, and the Audit and Supervisory Committee meets monthly to share information.

In addition, Audit and Supervisory Committee Members attend the General Meeting of Shareholders, Board meetings, and other significant internal meetings, where they actively express their views. They also engage in regular information exchanges with the Representative Director, solicit reports from individual directors on business operations as appropriate, and coordinate with the Internal Audit Office and the independent auditor to conduct effective and efficient audits.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(ii) Fundamental Policy on Control of the Company

Not applicable.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(iii) Notes to Standalone Financial Statements — VarioSecure Inc.

Note 1. Significant Accounting Policies

(1) Valuation of Inventories

Merchandise: Cost method based on the moving-average method (carrying amounts written down to reflect decline in profitability)

Supplies: Cost method based on the moving-average method (carrying amounts written down to reflect decline in profitability)

(2) Depreciation of Non-Current Assets

(a) Property, Plant and Equipment (excluding leased assets)

The declining-balance method is applied. However, the straight-line method is applied to building improvements acquired on or after April 1, 2016.

The principal useful lives are as follows:

Building improvements:	8 to 18 years
Tools, furniture and fixtures:	3 to 15 years

(b) Intangible Assets (excluding leased assets)

•	Internal-use software: Straight-line method over the expected useful life within the Company.

•	Goodwill: Amortized on a straight-line basis over the estimated period during which the investment benefits are expected to be realized.

(3) Basis for Recording Provisions

(a) Allowance for Doubtful Accounts: To provide for losses from uncollectible receivables, the allowance for general receivables is recorded based on the historical loss rate; for specific doubtful receivables, the estimated uncollectible amounts are recorded based on individual assessments of collectibility.

(b) Provision for Bonuses: To provide for bonus payments to employees, the estimated amount attributable to the current fiscal year of the anticipated bonus payments in the following fiscal year is recorded.

(4) Revenue and Cost Recognition

The following describes the principal performance obligations in the Company’s primary business lines arising from contracts with customers and the typical timing at which such obligations are satisfied (i.e., the typical point of revenue recognition):

(a) Security BPO Services

Security BPO Services consist of the provision of managed security services. Because managed security services are satisfied over time based on the passage of time during the contract period, revenue is recognized over that period. As the performance obligation is satisfied by providing services to customers over the period stipulated in the contract, revenue is recognized, in principle, on a straight-line basis over the contract period.

(b) Integration Services

For product sales, revenue is recognized upon delivery to the customer and acceptance by the customer, as the customer is able to use or sell the product at will from that point and is entitled to the related benefits, representing the transfer of control. For licensed software, the Company has an obligation to provide services over the license period; the related performance obligation is satisfied over the license period and revenue is recognized over that period. As the performance obligation is satisfied by providing services to customers over the period stipulated in the contract, revenue is recognized, in principle, on a straight-line basis over the contract period.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Note 2. Changes in Accounting Policies

Not applicable.

Note 3. Changes in Presentation

Not applicable.

Note 4. Critical Accounting Estimates

Evaluation of Goodwill

(1) Amount Recorded in the Financial Statements for the Current Fiscal Year

Goodwill	JPY 2,710,771 thousand

Although no impairment loss on goodwill was recognized in the current fiscal year, this item has been identified as a disclosure item in view of the risk of a material impact on the financial statements of the following fiscal year.

(2) Information on Significant Accounting Estimates Relating to the Identified Item

(a) Calculation Method

The goodwill recognized by the Company arose primarily from the business combination carried out by BAF5 Co., Ltd. with the former VarioSecure Inc. and was succeeded to the post-merger company upon their merger.

The Company operates as a single segment in the internet security services business. As the synergies arising from the acquisition accrue to the overall cash-generating unit representing that single segment, goodwill has been allocated to that overall cash-generating unit.

With respect to goodwill arising from the business combination, the Company identifies indications of impairment by monitoring whether the excess earning power expected at the time of acquisition will materialize in the future. If an indication of impairment is identified, the carrying amount is compared to the total of undiscounted future cash flows, and if an impairment loss is to be recognized, the recoverable amount is measured based on the discounted present value of future cash flows. No impairment loss was recognized in the current fiscal year, as the total undiscounted future cash flows exceeded the carrying amount.

(b) Key Assumptions

Future cash flows are based on the business plan prepared using revenue forecasts and investment plans through the fiscal year ending February 2029, along with other publicly available information. For periods beyond the business plan period, future cash flows are calculated based on the cash flows of the final fiscal year of the plan. The key assumption used in estimating future cash flows is the revenue growth rate.

(c) Impact on the Following Year’s Financial Statements

Although the estimates of future cash flows represent the best estimates available at this time, the key assumption of the revenue growth rate is subject to uncertainty from changes in the business environment. If the estimated future cash flows decrease due to changes in such assumptions, there may be a material impact on the financial statements of the following fiscal year.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Note 5. Balance Sheet

(1) Accumulated depreciation of property, plant and equipment	JPY 463,235 thousand

(2) Monetary Claims and Obligations to Related Companies

Short-term monetary claims	—
Short-term monetary obligations	JPY 989 thousand

(3) Revolving Credit Facilities

The Company has entered into overdraft facility agreements with three (3) financial institutions to efficiently procure operating funds. The undrawn balance under these agreements at the fiscal year-end is as follows:

Total overdraft facility limit	JPY 900,000 thousand
Outstanding borrowings	—
Undrawn balance	JPY 900,000 thousand

Note 6. Income Statement

Transactions with Related Companies

Business transactions
Net sales	—
Cost of sales	JPY 1,942 thousand
Selling, general and administrative expenses	JPY 6,659 thousand

Note 7. Statement of Changes in Shareholders’ Equity

(1) Type and Total Number of Shares Issued and Outstanding at the End of the Fiscal Year

Common shares	4,522,961 shares

(2) Type and Number of Treasury Shares at the End of the Fiscal Year

Common shares	4,427 shares

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(3) Matters Relating to Dividends

(a) Dividend Payments: Not applicable.

(b) Dividends with a record date in the current fiscal year and an effective date in the following fiscal year: Not applicable.

(4) Type and Number of Shares Underlying Stock Acquisition Rights Outstanding at Fiscal Year-End (Excluding Those for Which the Exercise Period Has Not Yet Commenced)

Common shares	53,680 shares

Note 8. Financial Instruments

(1) Matters Relating to the Status of Financial Instruments

(a) Policy on Financial Instruments

The Company limits its investment of temporary surplus funds to short-term deposits and similar instruments. The Company procures funds through borrowings from multiple financial institutions and the use of overdraft facility commitments. The Company does not engage in derivative transactions.

(b) Content of Financial Instruments and Associated Risks

Trade receivables (accounts receivable) are exposed to customer credit risk — the risk that customers may default on their contractual obligations and cause financial losses to the Company. Long-term borrowings are exposed to liquidity risk associated with fund procurement and the risk of fluctuations in interest rates.

(c) Risk Management Framework for Financial Instruments

i. Management of Credit Risk (risk of counterparty default on contracts)

The Company manages credit risk relating to accounts receivable in accordance with its Credit Management Policy.

ii. Management of Liquidity Risk Associated with Fund Procurement (risk of being unable to make payments on due dates)

The Administration Division prepares and updates cash flow plans in a timely manner based on reports from each department, and manages liquidity risk through the maintenance of adequate on-hand liquidity.

iii. Management of Interest Rate Risk

To mitigate interest rate risk, the Administration Division monitors market trends and conditions.

(d) Supplementary Explanation on the Fair Value of Financial Instruments

The fair values of financial instruments include values based on market prices as well as reasonably calculated values where market prices are not available. Since variable factors are incorporated in the calculation of such values, changes in the underlying assumptions may cause the values to fluctuate.

(2) Fair Value of Financial Instruments

The following table presents the carrying amounts, fair values and differences between them for financial instruments as of February 28, 2026. With respect to cash and deposits and accounts receivable, since deposits and accounts receivable are settled in short periods, their fair values approximate their carrying amounts and are therefore omitted.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

		Carrying Amount	Fair Value	Difference
(1)	Long-term borrowings due within one year	JPY 200,000K	JPY 200,000K	—
(2)	Long-term borrowings	JPY 700,000K	JPY 700,000K	—

(Note)	Long-term borrowings due within one year and long-term borrowings: As these are procured at variable rates subject to periodic rate resets, their fair values approximate their carrying amounts.

(3) Breakdown by Fair Value Level

The Company classifies the fair values of financial instruments into the following three levels based on the observability and significance of the inputs used:

Level 1: Fair values determined using quoted prices in active markets for identical assets or liabilities.

Level 2: Fair values determined using observable inputs other than Level 1 inputs.

Level 3: Fair values determined using unobservable inputs.

When multiple inputs belonging to different levels are used, the fair value is classified to the lowest-priority level among those applicable.

Financial instruments not measured at fair value on the balance sheet:

	Level 1	Level 2	Level 3	Total
Long-term borrowings (incl. current portion)	—	900,000	—	900,000

(Note)	Long-term borrowings: As these are procured at variable rates that reflect market interest rates over short periods, fair values approximate carrying amounts and are classified as Level 2.

Note 9. Revenue Recognition

1. Net Sales to External Customers by Service Category

Net sales	(JPY thousands)
Security BPO Services	2,490,555
Integration Services	352,099
Revenue from contracts with customers	2,842,655
Other revenue	—
Net sales to external customers	2,842,655

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

2. Basis for Understanding Revenue

See the revenue and cost recognition policy described in Note 1, Significant Accounting Policies.

3. Information for Understanding Revenue in the Current and Future Fiscal Years

Contract Assets and Contract Liabilities:

Current Fiscal Year
Receivables from contracts (opening balance)	¥452,063 thousand
Receivables from contracts (closing balance)	¥528,946 thousand
Contract assets (opening balance)	—
Contract assets (closing balance)	—
Contract liabilities (opening balance)	¥190,392 thousand
Contract liabilities (closing balance)	¥86,207 thousand

Note 10. Income Tax Effects

Breakdown of Deferred Tax Assets and Liabilities by Principal Source

Deferred Tax Assets	(JPY thousands)
Corporate inhabitant tax payable	¥7,380 thousand
Provision for bonuses	¥306 thousand
Revenue recognition timing difference (net sales)	¥21,423 thousand
Asset retirement obligation	¥5,855 thousand
Deferred revenue	¥2,967 thousand
Inventory write-down	¥58,706 thousand
Other	¥1,601 thousand
Total deferred tax assets	¥98,241 thousand
Deferred Tax Liabilities
Revenue recognition timing difference (cost of sales)	(¥13,384 thousand	)
Building improvements (asset retirement obligation)	(¥2,715 thousand	)
Total deferred tax liabilities	(¥16,100 thousand	)
Net deferred tax assets	¥82,141 thousand

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Note 11. Related Party Transactions

Directors and Individual Major Shareholders

Category	Name	Voting Rights Held / (Held by)	Relationship	Nature of Transaction	Amount (JPY K)	Account	Closing Balance (JPY K)
Director	Satoshi Yamamori	Held (direct): 0.01%	Director of the Company	Settlement payment	12,500	—	—

(Note)	The settlement payment was determined based on the amount of the fixed monthly director’s remuneration.

Mr. Satoshi Yamamori resigned as director of the Company on November 18, 2025.

Note 12. Per-Share Information

(1) Net assets per share	JPY 868.19
(2) Earnings per share (net income)	JPY 23.41

Note 13. Subsequent Events

At its Board of Directors meeting held on April 14, 2026, the Company resolved to enter into a Share Exchange (the “Share Exchange”) pursuant to which HEROZ, Inc. (“HEROZ”) would become the sole parent company of the Company and the Company would become a wholly-owned subsidiary of HEROZ. A Share Exchange Agreement was executed on the same date.

As a result of the Share Exchange, HEROZ will become the sole parent company of the Company, and the Company’s shares are scheduled to be delisted from the stock exchange on June 26, 2026.

Note 14. Other Notes

Not applicable.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(iv) HEROZ, Inc. — Articles of Incorporation

(As amended July 27, 2023)

Chapter 1. General Provisions

Article 1. (Trade Name)

The trade name of the Company shall be “HEROZ Kabushiki Kaisha”, expressed in English as “HEROZ, Inc.”

Article 2. (Purposes)

The Company’s purposes shall be to engage in the following businesses:

1. Services relating to the collection, processing and provision of various types of information

2. Sales activities for various goods and services, and support thereof

3. Analysis and design of computer systems and consulting relating to the Internet

4. Planning, development, design, manufacturing, sales, leasing and import/export of computers, peripheral/related equipment and software therefor

5. Mail-order business

6. Planning and production of advertising and publicity, and advertising agency business

7. Marketing-related business and consulting

8. Telecommunications business pursuant to the Telecommunications Business Act

9. Investment advisory and agency business

10. Worker dispatch business

11. Paid employment placement business

12. Investment, trading, holding and management of financial assets

13. Any and all businesses incidental to any of the foregoing

Article 3. (Location of Head Office)

The Company shall have its head office in Minato-ku, Tokyo.

Article 4. (Corporate Organs)

The Company shall have the following corporate organs:

1. Board of Directors

2. Audit and Supervisory Committee

3. Accounting Auditor

Article 5. (Method of Public Notice)

Public notices of the Company shall be made by electronic means. However, if electronic public notice cannot be made due to an accident or other unavoidable circumstances, public notices shall be made by publication in the Nihon Keizai Shimbun (Nikkei).

Chapter 2. Shares

Article 6. (Authorized Share Capital)

The total number of shares authorized to be issued by the Company shall be 52,600,000 shares.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Article 7. (Acquisition of Treasury Shares)

The Company may acquire its own shares by resolution of the Board of Directors pursuant to Article 165, Paragraph 2 of the Companies Act.

Article 8. (Unit Share Number)

The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) shares.

Article 9. (Rights of Holders of Shares Constituting Less than One Unit)

Shareholders holding shares constituting less than one unit may not exercise any rights with respect to such shares other than the following:

(i) Rights set forth in each item of Article 189, Paragraph 2 of the Companies Act;

(ii) The right to make a demand pursuant to Article 166, Paragraph 1 of the Companies Act; and

(iii) The right to receive an allotment of offered shares and offered stock acquisition rights in proportion to the number of shares held.

Article 10. (Share Registrar)

The Company shall appoint a share registrar. The share registrar and the location of its business office shall be determined by resolution of the Board of Directors.

Preparation and keeping of the shareholders register and register of stock acquisition rights, and all other work relating to the shareholders register and register of stock acquisition rights, shall be delegated to the share registrar, and the Company shall not handle such work directly.

Article 11. (Share Handling Regulations)

Procedures for the exercise of shareholder rights, and all other matters relating to shares and associated fees not otherwise provided for by law or these Articles, shall be governed by the Share Handling Regulations adopted by the Board of Directors.

Chapter 3. General Meeting of Shareholders

Article 12. (Convocation of the General Meeting of Shareholders)

The Annual General Meeting of Shareholders shall be convened within three (3) months after the end of each fiscal year. Extraordinary General Meetings of Shareholders shall be convened as needed.

A General Meeting of Shareholders may be held without specifying a physical venue.

Article 13. (Record Date)

The record date for the exercise of voting rights at the Annual General Meeting of Shareholders of the Company shall be April 30 of each year.

Article 14. (Person to Convene and Chair)

Except as otherwise provided by law, the General Meeting of Shareholders shall be convened by the CEO and chaired by the CEO. If there are multiple CEOs, the order predetermined by the Board of Directors shall apply, and the Co-CEO shall convene and chair the meeting.

If the CEO or Co-CEO described in the preceding paragraph is unable to act, another director shall convene and chair the meeting in an order predetermined by the Board of Directors.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Article 15. (Resolutions at the General Meeting of Shareholders)

Except as otherwise provided by law or by these Articles of Incorporation, resolutions at the General Meeting of Shareholders shall be adopted by a majority of the voting rights held by shareholders present who are entitled to exercise voting rights.

Resolutions pursuant to Article 309, Paragraph 2 of the Companies Act shall be adopted by shareholders holding at least one-third (1/3) of the total voting rights of shareholders entitled to exercise voting rights being present, and by a two-thirds (2/3) majority of such voting rights.

Article 16. (Exercise of Voting Rights by Proxy)

A shareholder may exercise voting rights through one (1) other shareholder of the Company who holds voting rights.

A shareholder or the shareholder’s proxy must submit to the Company a document evidencing the proxy authorization at each General Meeting of Shareholders.

Article 17. (Minutes)

The substance of proceedings and results of the General Meeting of Shareholders, and other matters required by law, shall be recorded or entered in the minutes.

Article 18. (Electronic Provision Measures)

When convening the General Meeting of Shareholders, the Company shall take electronic provision measures with respect to information that constitutes the content of the Reference Documents for the General Meeting of Shareholders and other documents.

The Company may, with respect to all or part of the matters for which electronic provision measures are taken and which are prescribed by the Ordinance of the Ministry of Justice, omit their inclusion in the written document delivered to shareholders who have submitted a written delivery request by the record date for voting rights.

Chapter 4. Directors and Board of Directors

Article 19. (Number of Directors)

The number of Directors of the Company (excluding Directors who are Audit and Supervisory Committee Members) shall be no more than six (6).

The number of Directors of the Company who are Audit and Supervisory Committee Members shall be no more than five (5).

Article 20. (Election of Directors)

Directors shall be elected by resolution of the General Meeting of Shareholders, with Directors who are Audit and Supervisory Committee Members and other Directors being elected separately.

A resolution to elect Directors shall be adopted by shareholders holding at least one-third (1/3) of the total voting rights of shareholders entitled to exercise voting rights being present, and by a majority of such voting rights.

Cumulative voting shall not be used in the election of Directors.

Article 21. (Term of Office of Directors)

The term of office of Directors (excluding Directors who are Audit and Supervisory Committee Members) shall expire at the conclusion of the Annual General Meeting of Shareholders held for the last fiscal year ending within one (1) year of their election.

The term of office of Directors who are Audit and Supervisory Committee Members shall expire at the conclusion of the Annual General Meeting of Shareholders held for the last fiscal year ending within two (2) years of their election.

The term of office of a Director who is an Audit and Supervisory Committee Member elected as a replacement for a Director who resigned before the expiration of his or her term shall expire at the time the term of the Director so replaced would have expired.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Article 22. (Representative Directors)

The Representative Director shall represent the Company and oversee the Company’s operations.

The Company shall select the Representative Director(s) from among the Directors (excluding Directors who are Audit and Supervisory Committee Members) by resolution of the Board of Directors.

Article 23. (CEO)

The Company shall select, by resolution of the Board of Directors, one (1) or more CEO(s) (Chief Executive Officer(s)) from among the Representative Directors. If there are multiple CEOs, each shall be referred to as a “Co-CEO.”

Article 24. (Person to Convene and Chair Board Meetings)

Except as otherwise provided by law, the Board of Directors shall be convened by the CEO and chaired by the CEO. If there are multiple CEOs, the order predetermined by the Board of Directors shall apply, and the Co-CEO shall convene and chair the meeting.

If the CEO or Co-CEO described in the preceding paragraph is unable to act, another Director shall convene and chair the meeting in an order predetermined by the Board of Directors.

Article 25. (Notice of Convocation of Board Meetings)

Notice of a Board of Directors meeting shall be dispatched to each Director at least three (3) days prior to the meeting date; provided, however, that in urgent circumstances such notice period may be shortened.

A Board of Directors meeting may be held without going through the convocation procedures when all Directors consent thereto.

Article 26. (Method of Resolution at Board Meetings)

Resolutions at Board of Directors meetings shall be adopted by a majority of Directors who are entitled to participate in the resolution being present, and by a majority of such Directors.

Notwithstanding the preceding paragraph, where a Director has submitted a proposal regarding a matter subject to resolution at a Board of Directors meeting, and all Directors entitled to participate in the resolution express their consent in writing or by electromagnetic record, such proposal shall be deemed adopted by the Board of Directors without holding an actual meeting.

Article 27. (Delegation of Authority to Decide on Important Operational Matters)

The Company may, by resolution of the Board of Directors, delegate to Directors, in whole or in part, the authority to decide on important operational matters (excluding matters listed in each item of Article 399-13, Paragraph 5 of the Companies Act), pursuant to Article 399-13, Paragraph 6 of the Companies Act.

Article 28. (Minutes of Board Meetings)

The substance of proceedings and results of Board of Directors meetings, and other matters required by law, shall be recorded or entered in the minutes, and each attending Director shall affix a name seal or electronic signature thereto.

Article 29. (Board of Directors Regulations)

Matters relating to the Board of Directors shall be governed, in addition to applicable laws and these Articles of Incorporation, by the Board of Directors Regulations established by the Board of Directors.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Article 30. (Remuneration of Directors)

Remuneration, bonuses and other financial benefits received from the Company by Directors in consideration for the performance of their duties (collectively “Remuneration, Etc.”) shall be determined by resolution of the General Meeting of Shareholders, with Directors who are Audit and Supervisory Committee Members and other Directors being determined separately.

Article 31. (Exculpation of Directors)

Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Directors (including former Directors) from their liability for damages arising from a breach of duty, to the extent permitted by law.

Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into agreements with Directors (excluding executive directors, etc.) to limit their liability for damages arising from a breach of duty; provided, however, that the maximum amount of liability under such agreements shall be the amount prescribed by law.

Chapter 5. Audit and Supervisory Committee

Article 32. (Standing Audit and Supervisory Committee Members)

The Audit and Supervisory Committee may select, by resolution, a standing Audit and Supervisory Committee Member from among its members.

Article 33. (Notice of Convocation of Audit and Supervisory Committee Meetings)

Notice of an Audit and Supervisory Committee meeting shall be sent to each Committee Member at least three (3) days prior to the meeting date; provided, however, that this period may be shortened in urgent circumstances.

A meeting may be held without the convocation procedures if all Committee Members consent thereto.

Article 34. (Method of Resolution at Audit and Supervisory Committee Meetings)

Resolutions at Audit and Supervisory Committee meetings shall be adopted by a majority of Audit and Supervisory Committee Members who are entitled to participate in the resolution being present, and by a majority of such members.

Article 35. (Minutes of Audit and Supervisory Committee Meetings)

A summary of the proceedings and results of Committee meetings, together with other matters required by law, shall be recorded in the minutes, which shall be signed and sealed (or electronically signed) by the Committee Members present.

Article 36. (Audit and Supervisory Committee Regulations)

Matters relating to the Audit and Supervisory Committee not otherwise provided for by law or these Articles shall be governed by the Audit and Supervisory Committee Rules adopted by the Committee.

Chapter 6. Accounting Auditor

Article 37. (Appointment of Accounting Auditor)

The Accounting Auditor shall be appointed by resolution of the General Meeting of Shareholders.

Article 38. (Term of Office of the Accounting Auditor)

The term of office of the Accounting Auditor shall expire at the conclusion of the Annual General Meeting of Shareholders held for the last fiscal year ending within one (1) year of his, her or its appointment.

If no contrary resolution is adopted at the Annual General Meeting described in the preceding paragraph, the Accounting Auditor shall be deemed to have been reappointed at such meeting.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Article 39. (Remuneration of the Accounting Auditor)

The remuneration of the Accounting Auditor shall be determined by the Representative Director with the consent of the Audit and Supervisory Committee.

Article 40. (Exculpation of the Accounting Auditor)

Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt the Accounting Auditor (including former Accounting Auditors) from liability for damages arising from a breach of duty, to the extent permitted by law.

Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into agreements with the Accounting Auditor to limit its liability for damages arising from a breach of duty; provided, however, that the maximum amount of liability under such agreements shall be the amount prescribed by law.

Chapter 7. Accounting

Article 41. (Fiscal Year)

The fiscal year of the Company shall commence on May 1 of each year and end on April 30 of the following year.

Article 42. (Record Date for Year-End Dividends)

The record date for year-end dividends of the Company shall be April 30 of each year.

Article 43. (Interim Dividends)

The Company may pay interim dividends by resolution of the Board of Directors, with October 31 of each year as the record date.

Article 44. (Statute of Limitations on Dividends)

No interest shall accrue on year-end dividends or interim dividends. If any such dividends remain unclaimed after three (3) years from the date on which payment thereof commenced, the Company shall be released from the obligation to pay such dividends.

Supplementary Provisions

1. Transitional Provisions Relating to Exemption of Statutory Auditors from Liability

(a) The Company may, by resolution of the Board of Directors, exempt Corporate Auditors (including former Corporate Auditors) from liability under Article 423, Paragraph 1 of the Companies Act in respect of acts occurring prior to the close of the 9th Annual General Meeting of Shareholders, to the extent permitted by law.

(b) Agreements to limit the liability under Article 423, Paragraph 1 of the Companies Act of Outside Corporate Auditors (including former Outside Corporate Auditors) in respect of acts occurring prior to the close of the 9th Annual General Meeting of Shareholders shall remain governed by Article 42 of the Articles of Incorporation as in effect prior to the amendment at such meeting.

2. Effective Date of Amendment to Article 12, Paragraph 2

The addition of Article 12, Paragraph 2 (Convocation of General Meeting of Shareholders) shall take effect on the date on which the Minister of Economy, Trade and Industry and the Minister of Justice confirm that the Company is eligible to hold a General Meeting of Shareholders without a specified place of meeting pursuant to the provisions of the Act on Special Measures for Industrial Competitiveness. The provisions of this Supplementary Provision shall be deleted on the same date.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

3. (Transitional Provisions Relating to the Change in the Electronic Provision System)

(a) The deletion of the current Article 18 (Internet Disclosure and Deemed Provision of Reference Documents for General Meetings of Shareholders, etc.) and the adoption of Article 18 (Electronic Provision and Related Matters) shall take effect on the effective date (the “Effective Date”) of the relevant amendment provisions under the proviso of Article 1 of the Supplementary Provisions of the Act Partially Amending the Companies Act (Act No. 70 of 2019).

(b) Notwithstanding the preceding paragraph, the current Article 18 shall remain in effect with respect to any General Meeting of Shareholders with a meeting date within six (6) months of the Effective Date.

(c) This supplementary provision shall be deleted on the later of (i) the date that is six (6) months after the Effective Date, or (ii) the date that is three (3) months after the General Meeting date referred to in the preceding paragraph.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

HEROZ, Inc. — Business Report (Fiscal Year Ended April 30, 2025)

(May 1, 2024 – April 30, 2025)

1. Overview of the Corporate Group

(1) Business Overview

(a) Business Operations and Results

During the fiscal year under review, the Japanese economy showed signs of gradual recovery aided by improvements in income and employment conditions and the effects of various government policies. However, the outlook remained uncertain due to risks to the domestic economy from global monetary tightening, sharp fluctuations in foreign exchange and equity markets, developments in the Middle East and Ukraine, and rising prices.

Meanwhile, the information services industry continued to see expanding investment in DX (Digital Transformation) driven by unprecedented technological innovation, an aging population, and a declining working-age population. In particular, the AI market experienced a continued acceleration of investment in AI Transformation (“AIX”) across industries, triggered by OpenAI’s release of ChatGPT, with competition in AI technology, demand expansion, and real-world deployment of AI—including LLMs (Large Language Models)—progressing at a rapid pace. The Group defines AIX as the fundamental transformation of society as a whole, including existing business processes and business models, through the pervasive integration of AI. As LLMs and other AI technologies become ubiquitous throughout society, the emerging paradigm is no longer about using AI as a piecemeal business tool, but about more fundamental value creation and human-AI co-creation. In addition, both domestically and internationally, there is growing momentum and attention toward “AI Agents”—AI that autonomously executes tasks and operations like an employee—and we have entered an era that demands new value delivery and business process transformation through the realization and enhancement of AI Agents.

Furthermore, the SaaS market is expected to see growing demand not only for adoption but also for “inter-SaaS connectivity driven by diversifying needs” and “heightened security requirements due to increasingly complex integrated management.” In the security market as well, cybersecurity threats continue to increase year over year, with ransomware attacks causing damage to various companies and healthcare institutions both in Japan and abroad, and in some cases impacting public welfare and the broader economy.

Against this backdrop, the Group has adopted “AI BPaaS” as the vision for HEROZ 3.0, aiming not merely to be a SaaS tool provider but to fully leverage generative AI and AI Agents spanning multiple domains and fields, delivering value through Agentic Work—where AI autonomously executes and optimizes entire business workflows—to drive AIX across society. In the fiscal year under review, both the AIX Business and the AI Security Business were propelled by the various AI Agents offered by the Group, achieving further revenue growth over the prior fiscal year.

Additionally, in August 2024, VOIQ Inc., a Group company, acquired the sales support business of bizy Inc. Through this acquisition, VOIQ assumed the inside sales function for the Group as a whole and is advancing the use of the Group’s AI-related technologies in the sales and contact center domains, promoting growth as an AI Agent and the AI BPaaS model. Following the acquisition, VOIQ promptly began serving as the inside sales function primarily for HEROZ and VarioSecure Inc., and has also extended its support to other Group companies through the use of HEROZ ASK and other tools. Orders from external customers outside the Group have also been increasing. We will continue to pursue synergy expansion with a strong sense of urgency.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Segment performance for the consolidated fiscal year is as follows:

(i) AIX Business

In the fiscal year under review, the Group’s AIX Business generated stable revenue driven by collaborative campaigns, new service launches, and feature additions in the BtoC domain, as well as the addition of Group companies and organic growth in deal volume in the BtoB domain. VOIQ Inc., which was made a subsidiary during the fiscal year, is included in the AIX Business segment.

BtoC Domain: In addition to the overwhelming network externalities already established in the market, continued growth in public interest in shogi (Japanese chess) contributed to stable revenue across “Shogi Wars,” “Kishin Analytics,” and “Kishin Learning.” During the fiscal year, we executed a collaboration with the manga series “Boku to Roboco,” held the Kishin Tournament European Championship, and updated the Kishin AI engine. In February 2025, Shogi Wars reached a cumulative 1 billion games played, and to celebrate this milestone, we launched the new service “Sprint.” Driven in part by the Sprint launch, Shogi Wars’ MAU (Monthly Active Users) and game counts continue to grow. Going forward, we will continue to enhance user satisfaction and maximize the shogi-playing population through new service releases and feature updates.

BtoB Domain: Revenue expanded due to increased deal volume and inquiries driven by growing investment in and attention to LLMs and AI Agents, as well as the acquisition of large-scale projects. While the first half of the fiscal year saw some delays in revenue recognition due to timing lags in contract commencement, deals progressively commenced in the second half, with both revenue and active deal counts significantly exceeding the prior year on a half-over-half basis. In addition, recurring revenue from “HEROZ ASK,” “AI Sakura-san,” and similar products continued to increase, and “JOINT iPaaS for SaaS” offered by StrategIT Co., Ltd. also saw gradual revenue growth in the second half. Looking ahead to FY2026 (fiscal year ending April 2026) and beyond, the BtoB pipeline remains robust, and we will continue to target growth exceeding the prior year.

Within this segment, the utilization and real-world deployment of LLMs is a central strategic theme. As part of this initiative, in May 2024 we officially launched “HEROZ ASK,” an enterprise AI assistant SaaS powered by generative AI. Since launch, we have continued to add and expand features, releasing the new “Meeting Minutes AI” function in January 2025 and the API integration feature in April. By May 2025, cumulative contracted customers exceeded 250 companies, with both revenue and customer count continuing to grow. As the core SaaS product within our AI BPaaS strategy, we will continue to pursue feature updates and business expansion for HEROZ ASK.

(ii) AI Security Business

The AI Security Business encompasses internet security-related services provided by VarioSecure Inc., a Group company.

VarioSecure has defined the following objectives in its medium-term management plan to support cybersecurity for primarily small and medium-sized enterprises (“SMEs”): “expanding and strengthening the competitive position of managed services,” “entering high-growth security market segments,” and “building new sales channels distinct from existing distribution networks.” To achieve these goals, the company has been investing in talent acquisition, service planning, business development capabilities, and software development.

During the fiscal year under review, VarioSecure launched “Vario Ultimate ZERO” in August 2024 as a Security BPaaS (BPO as a Service) targeting cyber-attack countermeasures for mid-sized and small enterprises, offering end-to-end security from deployment through 24/365 managed operations.

Under these circumstances, managed security service revenue remained stable, supported by steady stock-type accumulation and a low churn rate of 0.71% (Note). In particular, Vario Managed EDR, an endpoint security solution that detects indicators of cyber attacks, continued to achieve strong growth.

(Note) Churn rate (amount basis) = Annual churned revenue / (Monthly revenue at the beginning of each year x 12)

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Regarding expenses, while the Group pursued disciplined cost control in corporate functions, selling costs and general and administrative expenses increased year-over-year due to higher personnel costs from accelerated hiring to support business and service expansion, as well as increases in telecommunications and various license costs driven by recent inflation and upfront investment in new products (HEROZ ASK, JOINT).

Additionally, as announced on May 29, 2025 in the “Notice Regarding Recording of Extraordinary Loss and Revision of Full-Year Earnings Forecast,” the Company recorded an impairment loss of ¥96,987 thousand as an extraordinary loss. Furthermore, primarily due to the newly recorded deferred tax assets at Group companies, the consolidated income tax adjustment (negative figures represent benefits) decreased to negative ¥16,359 thousand.

As a result, for the fiscal year under review:

Net sales: ¥5,929,797 thousand (up 22.5% year-over-year)

EBITDA (Note): ¥793,932 thousand (down 11.9% year-over-year)

Operating income: ¥306,429 thousand (down 32.1% year-over-year)

Ordinary income: ¥228,233 thousand (down 38.1% year-over-year)

Net loss attributable to owners of the parent: ¥177,709 thousand (compared to a loss of ¥1,134,535 thousand in the prior year)

(Note) EBITDA = Operating income + Depreciation + Amortization of security deposits + Amortization of goodwill (excluding amounts recorded as extraordinary losses) + Share-based compensation expense + Inventory valuation loss

Segment Results

				(JPY thousands)
	Reportable Segments			Adjustments (Note 1)	Consolidated
	AIX Business	AI Security Business	Subtotal
Net Sales
External customers	3,262,257	2,667,539	5,929,797	—	5,929,797
Intersegment	9,562	—	9,562	(9,562)	—
Total	3,271,820	2,667,539	5,939,359	(9,562)	5,929,797
Segment profit	775,896	789,335	1,565,231	(1,258,802)	306,429
Other items
Depreciation	129,100	129,968	259,069	—	259,069
Goodwill amortization	71,928	85,843	157,771	—	157,771

Note	1: The adjustment of (¥1,258,802 thousand) in segment profit represents unallocated corporate expenses, primarily general and administrative expenses not attributable to any reportable segment.
Note	2: Segment profit is reconciled to operating income in the consolidated statement of income.

(b) Capital Expenditures

Total capital expenditures of the HEROZ Group for the consolidated fiscal year under review were JPY 419,272 thousand, primarily consisting of software and software-in-process related to the development of proprietary products.

(c) Financing

During the consolidated fiscal year, the HEROZ Group procured funds through short-term borrowings of JPY 200,000 thousand and long-term borrowings of JPY 800,000 thousand from financial institutions.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(2) Financial Results for the Three Most Recent Fiscal Years

(a) Consolidated Financial Highlights

(Note) As the Company has prepared consolidated financial statements since its 15th fiscal year, no consolidated figures are presented for the 14th fiscal year. Additionally, for the 15th fiscal year, consolidated financial statements include subsidiaries’ profit and loss from the third quarter only.

	14th FY (FY Apr. 2022)	15th FY (FY Apr. 2023)	16th FY (FY Apr. 2024)	17th FY (FY Apr. 2025)
Net sales (¥ thousands)	—	2,980,673	4,841,640	5,929,797
Ordinary income (¥ thousands)	—	216,186	368,859	228,233
Net loss attributable to owners of parent (¥ thousands)	—	(574,334)	(1,134,535)	(177,709)
Net loss per share (¥)	—	(38.22)	(75.45)	(11.79)
Total assets (¥ thousands)	—	8,673,048	7,691,233	8,147,668
Net assets (¥ thousands)	—	6,080,329	5,143,074	5,201,437
Net assets per share (¥)	—	388.97	314.36	301.15

Note:

The Company began preparing consolidated financial statements from the 15th fiscal year; accordingly, the 14th fiscal year results are not presented. In the 15th fiscal year, subsidiary income statements were consolidated from the third quarter onward.

(b) Standalone Financial Highlights

	14th FY (FY Apr. 2022)	15th FY (FY Apr. 2023)	16th FY (FY Apr. 2024)	17th FY (FY Apr. 2025)
Net sales (¥ thousands)	1,482,969	1,572,580	1,747,091	2,025,990
Ordinary income (loss) (¥ thousands)	87,790	127,051	101,439	(53,283)
Net income (loss) (¥ thousands)	49,401	80,303	(1,823,086)	(295,951)
Earnings (loss) per share (¥)	3.29	5.34	(121.24)	(19.64)

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Total assets (¥ thousands)	6,635,384	6,772,006	5,129,902	5,734,352
Net assets (¥ thousands)	6,440,758	6,564,101	4,798,870	4,555,594
Net assets per share (¥)	428.65	434.83	315.05	295.71

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(3) Material Parent Company and Subsidiaries

(a) Parent Company

Not applicable.

(b) Material Subsidiaries (as of April 30, 2025)

Company Name	Paid-in Capital	HEROZ’s Equity Interest	Principal Business
VarioSecure Inc.	¥751,798 thousand	42.8%	Managed security services; Integration services
StrategIT Co., Ltd.	¥34,998 thousand	94.4%	SaaS adoption support (“JOINT”)
AI Squared, Inc.	¥90,000 thousand	53.9%	AI-powered IT services and consulting (“QuickSummary 2.0”)
Tifana.com, Inc.	¥200,000 thousand	100.0%	AI business (“AI Sakura-san” series)
VOIQ Inc.	¥500 thousand	80.0%	AI-powered inside sales support

(Note)

VOIQ Inc. was incorporated as a new subsidiary in July 2024, and its business was commenced upon the acquisition of assets from Bizy Inc. in August 2024, at which point it was included in the scope of consolidation.

(c) Significant Affiliates

Not applicable.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(4) Key Challenges

The macroeconomic conditions and industry environment described in section (1)(i) above continue to apply. Against this backdrop, the Company considers the following challenges essential for sustained business expansion:

(a) Responding to Emerging AI and SaaS Technologies

The Group has adopted “AI BPaaS” as the vision for HEROZ 3.0, aiming to go beyond being a mere SaaS tool provider by fully leveraging generative AI and multi-domain AI Agents to deliver value through Agentic Work—where AI autonomously executes and optimizes entire business workflows—to drive AIX across society. While most AI Agents currently on the market are specialized or workflow-assist agents that execute within relatively well-defined processes, the Group aims to develop the next generation—“AI Agent 2.0”—in the form of a “Meta Agent” that can autonomously decompose problems, set goals, explore and implement solutions, and fundamentally restructure entire business operations.

Executing this strategy requires AI and SaaS technologies at its core. Given the intense research and development activity in these fields both domestically and internationally, the Group recognizes the need to respond to new technologies with speed and agility.

In particular, technological competition around AI—including OpenAI’s LLM “ChatGPT”—is intensifying, and the importance of adapting to new technologies is growing at an accelerating pace amid heightened attention to AI Agents and expanding enterprise investment in AIX.

The Company is actively gathering cutting-edge information as a supporting member of the Japanese Society for Artificial Intelligence and as a regular member of the Japan Deep Learning Association, and is committed to enhancing its technological capabilities.

Furthermore, in May 2024, the Company officially launched “HEROZ ASK,” a generative AI-powered AI assistant SaaS, and StrategIT Co., Ltd. launched “JOINT iPaaS for SaaS,” a SaaS integration platform. By expanding these services and building various integrations, we aim to further accelerate AI adoption and AIX across society. In addition, we will continue to pursue active R&D in AI, SaaS, and security fields, targeting not only updates and feature enhancements to existing SaaS products but also the realization of next-generation AI Agents and AIX in entirely new domains.

(b) Responding to New Technologies and Societal Changes in Security Services

VarioSecure Inc., a Group company, operates in the internet security space, where the expansion of cloud services, changes in work styles, and increasingly sophisticated cyber attacks have caused security threats to extend beyond the traditional perimeter of internal versus external networks. Under these conditions, VarioSecure has expanded its service portfolio beyond managed security services that defend against external risks to include endpoint security services that detect and eliminate threats, as well as backup services for data protection and recovery. Under its medium-term management plan, VarioSecure intends to provide comprehensive security services as an integrated security vendor. As demand grows to address new security challenges, the company will continue to deliver services responsive to market changes.

(c) Talent Acquisition

To respond promptly to market expansion in the AI and broader information services industry, increasing new entrants, diversifying customer and user needs, and rapid technological innovation, the Group recognizes the need to secure and develop talent with cutting-edge skills.

However, competition for highly skilled talent remains intense and stable talent acquisition is expected to remain challenging.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

The Group believes it is essential to enhance its market presence through technological excellence, leverage next-generation AI Agents in the recruiting domain, strengthen public relations and marketing activities, and pursue initiatives in fields that attract top talent. We also plan to strengthen internal training programs, maintain and refine human resources systems, and conduct engagement surveys to improve employee retention.

(d) Strengthening Information Security

The Group currently provides AI SaaS-related services to a wide range of industries. Because such AI and SaaS solutions often require industry-specific accumulated data, the Group employs a partnership strategy with data-holding companies. As a result, the Group handles confidential customer information and enforces strict management under its Information Management Policy. We will continue to provide ongoing internal training to maintain rigorous information management.

(e) Addressing SDGs

The HEROZ Group will leverage its accumulated AI and SaaS technology and data to address a variety of social challenges and realize a sustainable society. The Group’s key SDG initiatives are guided by the following priority policies:

•	Advancing AIX

Positioning “AI BPaaS” under “HEROZ 3.0,” the Group will leverage AI to help customers achieve Agentic Work across multiple business processes.

•	Contributing to Local Communities and the Environment through AI

The Group will participate in energy-saving initiatives, such as incorporating its AI into building management systems that optimize temperature and humidity.

•	Creating a Rewarding Work Environment

The Group provides a comfortable work environment reflecting employee preferences, including remote work options and leave promotion. The Group also implements monitoring of overtime and occupational health interviews to prevent long working hours and overwork, and pays careful attention to the health management of officers and employees.

•	Talent Development and Value Creation

The Group provides work structures and HR systems that enable each employee to develop their capabilities, and offers opportunities for self-improvement through training and regular study sessions. The Group also operates an HR system that includes incentives designed to encourage employees to leverage their individual strengths and continue taking on new challenges.

•	Leading-Edge Technology Leadership

The Group conducts timely information gathering regarding the latest technologies and works to provide high-quality, cutting-edge AI.

(f) Strengthening Systems Infrastructure

The Company recognizes that ensuring large-scale data processing capacity and system stability is a critical management priority for delivering the services that form the foundation of the Group’s revenue. We will work to maintain stable operations through the securing of qualified personnel and the optimization of server infrastructure.

(g) Intellectual Property Rights

The Group actively pursues patents and other intellectual property rights—either independently or jointly with co-development partners—to protect novel proprietary technologies arising from its daily AI solution delivery and SaaS service operations.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

However, given that major domestic and international IT companies are aggressively pursuing intellectual property rights in the AI and SaaS fields, the Group recognizes the need to secure its operational freedom through strategic patent acquisition. As we develop AI for diverse industries and expect to gain valuable insights, we will collaborate with external specialists to proactively and strategically obtain patents in our proprietary technology areas ahead of competitors.

(h) Ensuring and Improving Service Quality, Safety and Integrity

The Group provides SaaS-related services including “HEROZ ASK,” “JOINT,” “QuickSummary 2.0,” and “AI Sakura-san” in the BtoB domain, and recognizes that improving service quality and safety is a key challenge as these services continue to scale. We will continue gathering cutting-edge technologies, including generative AI, and pursue uncompromising development and improvement of new features aimed at delivering services that customers can use on a long-term basis.

In the BtoC domain, the Company provides consumer app services such as “Shogi Wars” and has established the following guidelines to ensure that users can enjoy these services safely and securely:

Company Guidelines on Safety and Integrity

Article 1 (Purpose)

These guidelines set out the measures necessary for HEROZ, Inc. to provide services such as games in a manner that enables users to enjoy them safely and securely.

Article 2 (Measures)

To achieve the purposes of Article 1, the following measures shall be implemented:

(1) Strict legal compliance: The Company shall comply with the Act against Unjustifiable Premiums and Misleading Representations and all other applicable laws in developing and providing services. Services found to be unlawful in the future shall be promptly discontinued.

(2) Protection of users under 18: Age verification shall be conducted at registration or payment to prevent excessive spending by users under 18. Monthly spending limits (excluding tax) are JPY 20,000 for users under 18 and JPY 5,000 for users under 16.

(3) Prohibition of RMT (Real Money Trading): RMT is strictly prohibited. The prohibition is stated in the terms of service, and users found to have engaged in RMT will be promptly subject to appropriate measures, including compulsory account termination.

(4) Measures against inappropriate conduct: Users engaged in conduct deemed inappropriate under the terms of service will be promptly subject to appropriate measures, including compulsory account termination.

(5) Monitoring of user communications: Communications between users will be regularly monitored to ensure they are conducted safely and securely, and any inappropriate communications will be promptly addressed.

(6) Appropriate probability disclosure for paid items: The probability of obtaining paid items through random draw (gacha) mechanisms will be set at appropriate levels.

(7) Employee training and education: Training and education will be provided to employees to enhance service safety and integrity.

Article 3 (Updates)

In light of changes to services, user circumstances and other social conditions, the Company shall endeavor to keep these guidelines in an optimal state.

(i) Strengthening Internal Control

The HEROZ Group anticipates continued business growth and will work to build an internal control framework commensurate with the expansion of its operations and to further enhance corporate governance. The Group also recognizes that securing and developing human resources in line with its growth trajectory is a critical challenge, and will continue to pursue ongoing recruitment and training activities.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(5) Principal Business Lines (as of April 30, 2025)

Business Segment	Company	Business Description
AIX	HEROZ, Inc.	BtoC Services (operation of “Shogi Wars”); BtoB Services (various AI solution businesses, provision of “HEROZ ASK”)

AIX	StrategIT Co., Ltd.	SaaS implementation support; provision of “JOINT” platform

AIX	AI Squared, Inc.	AI-powered IT services and consulting; provision of “QuickSummary 2.0”

AIX	Tifana.com, Inc.	AI business (provision of “AI Sakura-san” series)

AIX	VOIQ Inc.	AI-powered inside sales support

AI Security	VarioSecure Inc.	Managed security services; integration services

(6) Principal Business Offices (as of April 30, 2025)

Company	Office	Location
HEROZ, Inc.	Head Office	Minato-ku, Tokyo

VarioSecure Inc. (Subsidiary)	Head Office / Osaka Office / Fukuoka Sales Office	Chiyoda-ku, Tokyo / Nishi-ku, Osaka / Hakata-ku, Fukuoka

StrategIT Co., Ltd. (Subsidiary)	Head Office	Minato-ku, Tokyo

AI Squared, Inc. (Subsidiary)	Head Office	Minato-ku, Tokyo

Tifana.com, Inc. (Subsidiary)	Head Office / Osaka Office	Meguro-ku, Tokyo / Kita-ku, Osaka

VOIQ Inc. (Subsidiary)	Head Office	Minato-ku, Tokyo

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(7) Employee Headcount (as of April 30, 2025)

(a) Group-wide Headcount

Business Segment	Headcount	Change vs. Prior Year
AIX Business	175	+34
AI Security Business	75	+1
Reportable Segments Subtotal	250	+35
Corporate (shared functions)	44	+3
Total	294	+38

(Notes) 1. Figures for Group company employees are based on each company’s most recent fiscal year-end.

2. Headcount includes full-time employees and contract employees. Temporary employees are omitted as the total is less than 10% of the headcount.

3. Employees listed under Corporate (shared functions) belong to the administrative division.

4. The increase in AIX headcount reflects new graduate and mid-career hiring accompanying business expansion.

(b) HEROZ, Inc. Standalone Headcount

Headcount	Change vs. Prior Year
97	+18

(Note) Headcount includes full-time employees and contract employees.

(8) Principal Lenders (as of April 30, 2025)

Group company borrowings are as follows:

Lender	Outstanding Borrowings
Mizuho Bank, Ltd.	¥875,562 thousand
Aozora Bank, Ltd.	¥412,500 thousand
Shoko Chukin Bank, Ltd.	¥275,000 thousand
Sumitomo Mitsui Banking Corporation	¥200,000 thousand
Bank of Yokohama, Ltd.	¥194,400 thousand
Chiba Bank, Ltd.	¥97,200 thousand

(Note) Group company borrowings are based on each company’s most recent fiscal year-end.

(9) Other Material Matters Relating to the Current Status of the Corporate Group

Not applicable.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

2. Share Information (as of April 30, 2025)

(1) Total authorized shares	52,600,000 shares
(2) Total issued shares	15,174,468 shares
(3) Number of shareholders	12,557

Note: The total number of issued shares increased by 129,316 shares during the fiscal year, consisting of an increase of 104,200 shares from the exercise of stock acquisition rights and 28,308 shares from the grant of restricted stock, offset by a decrease of 3,192 shares from the cancellation of treasury stock.

(4) Major Shareholders

Shareholder Name	Shares Held	Ownership %
Takahiro Hayashi	4,337,961	28.58%
Tomohiro Takahashi	4,337,961	28.58%
The Master Trust Bank of Japan, Ltd.	713,800	4.70%
BIGLOBE Inc.	400,000	2.63%
Takenaka Corporation	163,132	1.07%
Koei Tecmo Games Co., Ltd.	161,676	1.06%
Masayuki Yamashita	82,000	0.54%
Tatsuya Ikeda	78,452	0.51%
Japan Custody Bank, Ltd.	51,300	0.33%
Uyeki Co., Ltd.	44,000	0.28%

(Notes) 1. The number of shares held in trust by the Trust Account is not known to the Company and is therefore not disclosed.

2. The Company does not hold treasury shares.

(5) Shares Issued to Officers for Services During the Fiscal Year

At the 15th Annual General Meeting of Shareholders held on July 27, 2023, the Company introduced a Restricted Stock Compensation plan. Pursuant to a Board of Directors resolution at the meeting held on August 23, 2024, the Company resolved to issue new shares as restricted stock compensation and issued 12,648 new shares to four (4) Directors (excluding Audit and Supervisory Committee Members and Outside Directors) on September 19, 2024.

3. Stock Acquisition Rights

(1) Status of Stock Acquisition Rights Held by Officers as of Fiscal Year-End as Compensation for Services:

Not applicable.

(2) Stock Acquisition Rights Issued to Non-Officer Employees as Compensation During the Fiscal Year:

Not applicable.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(3) Other Material Matters Relating to Stock Acquisition Rights:

Not applicable.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

4. Director and Officer Information

(1) Directors (as of April 30, 2025)

Title	Name	Responsibilities and Significant Concurrent Positions
Representative Director, CEO	Takahiro Hayashi	Director, VarioSecure Inc. / Director, StrategIT Co., Ltd. / Director, AI Squared, Inc. / Director, Tifana.com, Inc. / Outside Director, Rakumachi, Inc. / Director, VOIQ Inc.

Representative Director, CRO	Tomohiro Takahashi	Director, Tifana.com, Inc.

Director, CTO	Keiichi Iguchi	Director, VarioSecure Inc. / Director, VOIQ Inc.

Director, CFO	Hiroya Mori	Director, VarioSecure Inc. / Director, StrategIT Co., Ltd. / Director, AI Squared, Inc. / Representative Director, Tifana.com, Inc. / Director, VOIQ Inc.

Director (Audit and Supervisory Committee Member)	Tomohiro Inoue	Representative, Venture Ink Accounting Office

Director (Audit and Supervisory Committee Member)	Toru Kamiyama	Managing Member, Kakeru Partners LLC / Outside Director, Bplats, Inc. / Outside Director (Audit and Supervisory Committee Member), ITSUMO Inc. / Outside Director, ISHIN Inc. / Outside Director, M&A Research Institute Holdings Inc.

Director (Audit and Supervisory Committee Member)	Yuko Kanamaru	Partner Attorney, Gaien Law Office / Outside Statutory Auditor, Accuris Pharma Inc. / Outside Statutory Auditor, Bleaf Inc. / Outside Director (Audit and Supervisory Committee Member), AI Inc. / Outside Director, MIRARTH Holdings Inc.

(Notes) 1. Directors (Audit and Supervisory Committee Members) Tomohiro Inoue, Toru Kamiyama and Yuko Kanamaru are outside directors.

2. Director (Audit and Supervisory Committee Member) Tomohiro Inoue holds a CPA and tax accountant license and has substantial expertise in finance and accounting.

3. Director (Audit and Supervisory Committee Member) Yuko Kanamaru holds a law license and has substantial expertise in legal matters.

4. Because the Company, as a company with an Audit and Supervisory Committee, conducts systematic audits through its Audit and Supervisory Committee utilizing a deep understanding of its internal control system, the Company does not deem it necessary to appoint a standing Audit and Supervisory Committee Member.

5. The Company has designated Outside Directors Tomohiro Inoue, Toru Kamiyama and Yuko Kanamaru as independent officers pursuant to the regulations of the Tokyo Stock Exchange and has notified the Exchange accordingly.

(2) Summary of Liability Limitation Agreements

The Company has entered into liability limitation agreements with all Outside Directors pursuant to Article 427, Paragraph 1 of the Companies Act, which limit their liability for damages under Article 423, Paragraph 1 of the same Act. The maximum amount of liability under each such agreement is the amount prescribed by law.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Such limitation of liability applies only where the Outside Director acted in good faith and without gross negligence in the execution of duties that gave rise to the liability.

(3) Directors’ and Officers’ Liability Insurance

The Company has entered into a directors’ and officers’ liability insurance policy with an insurance carrier pursuant to Article 430-3, Paragraph 1 of the Companies Act, covering the Company’s Directors as insured persons. The policy covers losses incurred by the insured arising from claims related to their liability for the execution of their duties. The premiums are borne entirely by the Company; the insured persons bear no portion of the premium cost.

(4) Nomination and Compensation Committee

The Company has established a voluntary Nomination and Compensation Committee as an advisory body to the Board of Directors. The Committee was established to ensure objectivity, transparency, and fairness in the processes for selecting Director candidates and determining Director compensation, thereby enhancing the oversight function of the Board and strengthening corporate governance.

With respect to the selection of Director candidates, the Committee examines the skill sets required of Directors, selection criteria and individual candidate proposals, and other matters necessary to identify talent aligned with the Company’s management strategy. With respect to compensation, the Committee deliberates on the compensation framework, policies for determining compensation, and individual compensation amounts, with the aim of constructing a compensation system that ensures alignment with business performance while appropriately reflecting results. Through these processes, the Committee seeks to ensure transparency and fairness in decision-making and to build a system that contributes to the sustained enhancement of corporate value.

The Board of Directors makes final decisions on Director candidates and Director compensation after taking into account the recommendations of the Nomination and Compensation Committee.

The Committee members are Toru Kamiyama (Chairperson; Outside Director), Takahiro Hayashi (Representative Director, CEO), Tomohiro Inoue (Outside Director), and Yuko Kanamaru (Outside Director). A majority of the Committee is composed of Independent Outside Directors. To further enhance the objectivity and transparency of the decision-making process, the Committee is chaired by an Independent Outside Director.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(5) Director Compensation

(a) Policies for Determining Individual Director Compensation (excluding Audit and Supervisory Committee Members)

The Company has established the following policy for determining individual compensation for Directors (excluding Directors who are Audit and Supervisory Committee Members; the same applies throughout this subsection (a) and (b)). This policy was deliberated by the Nomination and Compensation Committee and resolved by the Board of Directors upon the Committee’s recommendation.

Basic Principles:

•	Compensation shall contribute to long-term business performance and enhancement of corporate value.

•	Compensation shall reflect the roles and responsibilities of each Director.

•

The determination process shall be made transparent through consultation with the Nomination and Compensation Committee, which is chaired by an outside director and in which outside directors hold a majority.

Compensation Levels:

Compensation is set by reference to peer company benchmarks provided by an external expert organization, primarily taking into account the compensation levels of companies in the same industry, and considering the content and performance of each Director’s duties.

Determination Process:

The Nomination and Compensation Committee deliberates based on the above principles and benchmarks and reports its conclusions to the Board of Directors. The Board then makes a final decision on each Director’s individual compensation with due consideration of the Committee’s report.

Compensation Structure:

Director compensation consists of fixed compensation, performance-based short-term incentive compensation (bonus) and restricted stock as a medium-to-long-term incentive.

	Fixed Compensation	Performance-Based Bonus	Compensation Limit
Basis	Paid based on role and responsibility	Determined based on quantitative and qualitative assessments. Quantitative: 5-point scale based on target achievement. Qualitative: 5-point scale based on role and behavioral outcomes.	Aggregate of fixed and performance-based compensation not to exceed JPY 150M per year (resolved at 9th AGM held July 24, 2017)

Calculation	77% of total annual compensation	~10% of total annual compensation as standard; paid at 0–200% of standard amount based on average of quantitative and qualitative scores

Payment Method	Monthly (cash)	Annual (cash); paid in the month following the month of the Annual General Meeting of Shareholders

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Restricted Stock Compensation:

As compensation for services rendered during the fiscal year, pre-delivery restricted stock is granted on an annual basis. The number of shares granted to Eligible Directors (Directors excluding Audit and Supervisory Committee Members and Outside Directors; “Eligible Directors”) is determined by dividing the base amount of restricted stock compensation for the fiscal year by the closing price of the Company’s common stock on the Tokyo Stock Exchange on the business day immediately preceding the Board resolution date for the allocation (or, if no trading occurred on such day, the closing price on the most recent prior trading day). The maximum annual grant shall not exceed 30,000 shares.

Unless the Board of Directors adopts a separate resolution, the transfer restrictions on all allocated shares shall be lifted upon the expiration of the restriction period, subject to the condition that the Eligible Director has continuously served as a Director, executive officer, or employee of the Company from the commencement of the restriction period through the date of the first Annual General Meeting of Shareholders following such commencement.

Ratio of Each Compensation Component to Total Individual Compensation:

The ratio among fixed compensation, performance-linked compensation, and restricted stock compensation shall be determined at an appropriate level to serve as a sound incentive. The Company seeks to promote management aimed at medium- to long-term performance improvement and corporate value maximization, and accordingly has adopted, in addition to fixed compensation, both short-term performance-linked compensation and restricted stock compensation.

(b) Reason the Board of Directors Determined That Individual Director Compensation Is Consistent with the Policy

In determining individual Director compensation, the Board considered the fairness of the compensation calculation, the balance between compensation levels and each Director’s duties and contributions, and the alignment with Company performance, with comprehensive review including Audit and Supervisory Committee Members, and determined that the compensation is consistent with the policy.

(c) Compensation for Audit and Supervisory Committee Member Directors

Compensation for Directors who are Audit and Supervisory Committee Members shall consist of fixed compensation only. The specific amounts, payment timing and allocation shall be determined by the Audit and Supervisory Committee within the aggregate limit approved by the General Meeting of Shareholders, taking into account each member’s contribution to audits.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(d) Total Compensation for the Fiscal Year

Category	Total Compensation (¥ thousands)	Fixed Compensation (¥ thousands)	Performance- Linked (¥ thousands)	Restricted Stock (¥ thousands)	Number of Eligible Persons
Directors (excl. ASC Members) (of which, Outside Directors)	101,469 (—)	79,968 (—)	7,499 (—)	14,001 (—)	4 (—)
Directors (ASC Members) (of which, Outside Directors)	10,800 (10,800)	10,800 (10,800)	— (—)	— (—)	3 (3)
Total (of which, Outside Directors)	112,269 (10,800)	90,768 (10,800)	7,499 (—)	14,001 (—)	7 (3)

Notes: At the 9th Annual General Meeting of Shareholders held on July 24, 2017, the annual compensation limit for Directors (excluding ASC Members) was set at ¥150 million (excluding employee salary components) and the annual compensation limit for Directors (ASC Members) was set at ¥25 million. At the time of such resolution, there were three (3) Directors (excluding ASC Members) and three (3) Directors (ASC Members). Separately from cash compensation, at the 15th Annual General Meeting of Shareholders held on July 27, 2023, an annual limit of ¥35 million was approved for restricted stock compensation for Eligible Directors. At the time of such resolution, there were four (4) Eligible Directors.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(6) Outside Directors

(a) Significant Concurrent Positions and the Company’s Relationship with Such Entities

Director (ASC Member) Tomohiro Inoue serves as Representative of Venture Ink Accounting Office. There is no special relationship between the Company and such entity.

Director (ASC Member) Toru Kamiyama serves as Representative Member of Kakeru Partners LLC, Outside Director of Bplats, Inc., Outside Director (Audit and Supervisory Committee Member) of ITSUMO Inc., Outside Director of ISHIN Inc., and Outside Director of M&A Research Institute Holdings Inc. There is no special relationship between the Company and any of these entities.

Director (ASC Member) Yuko Kanamaru serves as Partner Attorney at Gaien Law Office, Outside Statutory Auditor of Accuris Pharma Inc., Outside Statutory Auditor of Bleaf Inc., Outside Director (Audit and Supervisory Committee Member) of AI, Inc., and Outside Director of MIRARTH Holdings, Inc. There is no special relationship between the Company and any of these entities.

(b) Principal Activities During the Fiscal Year

Position	Name	Summary of Activities
Director (Audit and Supervisory Cmte.)	Tomohiro Inoue	Attended all 18 Board meetings and all 13 Audit and Supervisory Committee meetings held during the fiscal year. Actively expressed opinions at Board and Committee meetings from the perspective of a certified public accountant, playing an appropriate role in ensuring the validity and appropriateness of decision-making.

Director (Audit and Supervisory Cmte.)	Toru Kamiyama	Attended all 18 Board meetings and all 13 Audit and Supervisory Committee meetings held during the fiscal year. Actively expressed opinions at Board and Committee meetings drawing on broad knowledge and experience in management and finance, playing an appropriate role in ensuring the validity and appropriateness of decision-making.

Director (Audit and Supervisory Cmte.)	Yuko Kanamaru	Attended all 18 Board meetings and all 13 Audit and Supervisory Committee meetings held during the fiscal year. Actively expressed opinions at Board and Committee meetings from the perspective of a licensed attorney, playing an appropriate role in ensuring the validity and appropriateness of decision-making.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

5. Accounting Auditor

(1) Name:

Grant Thornton Taiyo LLC

(2) Audit Fees

Amount (JPY K)
Audit fees for the fiscal year under review	26,500
Total fees payable by the Company and its subsidiaries to the Accounting Auditor	26,500

(Notes) 1. The audit engagement does not separately distinguish audit fees for the Companies Act audit and the Financial Instruments and Exchange Act audit, and such distinction is not practically possible; accordingly, the amount stated represents the aggregate of both.

2. In addition to the above, JPY 2,000 thousand was paid during the fiscal year under review as additional fees relating to the prior fiscal year.

3. The Audit and Supervisory Committee verified that the Accounting Auditor’s audit plan, execution of audit duties, and basis for fee estimates were appropriate, and consented to the Accounting Auditor’s fees.

4. Among the Company’s material subsidiaries, VarioSecure Inc. is audited by an audit corporation other than the Company’s Accounting Auditor.

(3) Policy on Dismissal or Non-Reappointment of the Accounting Auditor

The Audit and Supervisory Committee shall determine the content of proposals to be submitted to the General Meeting of Shareholders regarding the dismissal or non-reappointment of the independent auditor when the Committee determines it necessary, such as when the auditor’s ability to perform its duties is impaired.

If the independent auditor is found to fall under any of the items set forth in Article 340, Paragraph 1 of the Companies Act, the Audit and Supervisory Committee shall dismiss the independent auditor with the unanimous consent of all Committee Members. In such case, an Audit and Supervisory Committee Member selected by the Committee shall report the dismissal and the reasons therefor at the first General Meeting of Shareholders convened thereafter.

(4) Regulatory Actions Taken Against the Accounting Auditor in the Past Two Years

Summary of disciplinary action announced by the Financial Services Agency on December 26, 2023:

(a) Subject of Action: Grant Thornton Taiyo LLC

(b) Content of Action:

•

Suspension of business relating to the execution of new engagement contracts for a period of three (3) months (January 1 through March 31, 2024; excluding renewals of existing audit contracts and new contracts entered into as a result of a client’s initial listing)

•	Business improvement order (improvement of business management systems)

•

Prohibition for three (3) months (January 1 through March 31, 2024) on the involvement in a portion of audit work (audit reviews) of the partner(s) who bore material responsibility for the conduct giving rise to the action

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(c) Reason for Action:

Two (2) CPAs who are partners of the audit firm, in auditing another company’s correction reports, failed to exercise due professional care and certified financial statements containing material misstatements as free of material misstatements.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

6. Framework for Ensuring Proper Business Operations and Its Operational Status

(1) Summary of Policies Adopted for the Framework

The following summarizes the resolutions adopted by the Board of Directors to ensure that directors’ execution of duties complies with applicable laws and the Articles of Incorporation, and to otherwise ensure proper business operations:

(a) System to Ensure Compliance by Directors and Employees

To conduct fair and honest business activities aimed at continuously enhancing corporate value, the Company shall ensure that Directors and employees are informed of and comply with applicable laws and internal rules. In cases of legal violations, the Company shall take appropriate action in accordance with the Employment Rules and other applicable policies, and shall work to strengthen its risk management framework. To this end, the Compliance Committee shall meet regularly, and internal rules shall be maintained, reviewed, and updated to enhance the risk management system. The Company shall sever all relationships with antisocial forces and organizations and shall respond firmly and on a company-wide, organizational basis to any improper demands from such forces.

The Company shall also establish an internal control reporting framework to ensure the reliability of financial reporting and shall operate and evaluate its effectiveness.

(b) System for Retention and Management of Information Related to Directors’ Execution of Duties

The Company shall record and appropriately store and manage information relating to the execution of directors’ duties in accordance with the Board of Directors Rules, Authority and Responsibility Rules, and Approval Rules. The Company shall also establish Information Management Rules to protect and manage information assets.

(c) Risk Management Framework

The Company shall conduct regular internal audits by its internal audit personnel to appropriately evaluate and recognize risks associated with business operations and take preventive measures for each risk, thereby preventing, avoiding and minimizing losses arising from violations of laws, regulations, the Articles of Incorporation or other causes.

(d) Framework for Efficient Execution of Directors’ Duties

To ensure appropriate and efficient execution of directors’ duties, the Company shall establish Board of Directors Rules governing the operation of the Board. The Board shall hold regular meetings in principle once per month and extraordinary meetings as necessary to deliberate and resolve significant management matters. Additionally, reporting and information sharing shall be conducted as appropriate at various meetings and through written approvals.

(e) Framework for Ensuring Proper Business Operations across the Corporate Group

•

Subsidiary management and reporting: The Company has established Related Companies Management Rules to ensure that the Company and its subsidiaries cooperate with each other and that the corporate group operates effectively and efficiently.

•

Risk management for subsidiaries: The Company regularly requests subsidiaries to report on their business execution status including financial performance, and Group personnel deployed as directors and statutory auditors at subsidiaries directly confirm the business execution status of subsidiary officers and employees, thereby managing and supervising subsidiary management risks.

•

Efficient execution of duties by subsidiary directors: Subsidiaries establish internal regulations appropriate to their size and business, and define their chain of command, authority and decision-making and organizational standards.

•

Compliance by subsidiary directors and employees: The Company works with subsidiary internal audit personnel to share audit results conducted at the Company and subsidiaries and verify their appropriateness. The Company also conducts direct internal audits of subsidiaries as necessary.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(f) Independence of Personnel Assisting the Audit and Supervisory Committee

If an Audit and Supervisory Committee Member requests the appointment of personnel to assist in the performance of duties, the Company shall endeavor to strengthen the framework for such assistants from the perspective of ensuring effective audits, and shall ensure that such assistants do not simultaneously serve in roles related to operational execution.

(g) Effectiveness of the Audit and Supervisory Committee’s Instructions to Assisting Personnel

To ensure the effectiveness of instructions from the Audit and Supervisory Committee to directors and employees assisting in audit duties, such personnel shall follow exclusively the instructions of the Audit and Supervisory Committee in performing those duties, and shall not be subject to instructions from Directors other than Audit and Supervisory Committee Members.

(h) Reporting Framework for Directors and Employees to the Audit and Supervisory Committee; Non-Retaliation

The Company shall build a framework enabling Audit and Supervisory Committee Members to attend important management meetings, receive reports from directors and others on the status of duty execution, review important approval documents, and obtain management and other information, and shall also ensure Audit and Supervisory Committee Members can regularly exchange opinions with the Representative Director, the independent auditor and the Internal Audit Division.

Directors and employees of the Company shall report to the Audit and Supervisory Committee upon discovering any facts that could cause significant harm to the Company, including fraud, violations of laws or the Articles of Incorporation, or matters reported via internal whistle-blowing channels. The Internal Reporting Rules shall ensure that persons who make such reports are not subject to adverse treatment.

(i) Prompt Reimbursement of Audit and Supervisory Committee Expenses

When an Audit and Supervisory Committee Member requests advance payment or reimbursement of costs incurred in performing duties, the Company shall promptly respond to such request.

(j) Other Measures to Ensure Effectiveness of the Audit and Supervisory Committee

The Representative Director and internal audit personnel shall have regular exchanges of opinions with the Audit and Supervisory Committee Members. The Audit and Supervisory Committee Members shall participate in the Board of Directors meetings and attend important internal meetings as necessary to receive significant reports. The Audit and Supervisory Committee shall coordinate with the internal audit division and the Accounting Auditor to ensure effective audits.

(2) Summary of Operational Status

(a) Risk Management Status

The Company manages risks in accordance with its Risk Management Policy to prevent incidents before they occur and minimize any losses. The Company has also established a framework for receiving advice from outside experts including attorneys, CPAs, patent attorneys, tax accountants and social insurance/labor consultants as needed, and verifies and evaluates the effectiveness of risk management through internal audits and Audit and Supervisory Committee audits.

(b) Internal Audit and Audit and Supervisory Committee Audit Status

Given the Company’s relatively small scale, no independent internal audit department has been established. Internal audits are conducted by the head of the department responsible for corporate planning, who serves as the internal audit officer. When the audit target is within the internal audit officer’s own area of responsibility, a person from another department conducts the audit under the direction of the Representative Director. The internal audit officer conducts audits based on an internal audit plan approved by the Representative Director to ensure business effectiveness and efficiency, reports audit results to the Representative Director, provides recommendations for improvement to the audited departments, and subsequently verifies the status of corrective actions.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

The internal audit officer holds regular meetings with Audit and Supervisory Committee Members and the independent auditor to share information necessary for the audit process.

7. Fundamental Policy on Corporate Control

The Company believes that any person who controls the Company’s financial and business policies should focus management resources on pursuing stable growth and maximizing corporate value and the common interests of shareholders.

At this time, the Company has not adopted any specific anti-takeover measures. However, we will continue to monitor changes in the social environment and will consider appropriate measures as circumstances warrant.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

HEROZ, Inc. — Consolidated Financial Statements

Fiscal Year Ended April 30, 2025 (May 1, 2024 – April 30, 2025)

Consolidated Balance Sheet

(As of April 30, 2025)

		(JPY thousands)
ASSETS	Amount	LIABILITIES	Amount
Current Assets	4,538,859	Current Liabilities	1,487,282
Cash and deposits	1,733,938	Accounts payable – trade	142,492
Accounts receivable – trade	831,717	Short-term borrowings	200,000
Contract assets	64,421	Current portion of long-term borrowings	483,464
Inventories	152,783	Income taxes payable	51,977
Deposits held with third parties	1,410,387	Contract liabilities	212,497
Other	345,610	Accrued bonuses	43,689
		Shareholder benefit program reserve	18,322
		Other	334,839
Non-Current Assets	3,608,808	Non-Current Liabilities	1,458,948
Property, plant and equipment	215,401	Long-term borrowings	1,371,198
Buildings and structures	22,352	Retirement benefit liability	9,120
Tools, furniture and fixtures	178,572	Other	78,630

Construction in progress	14,476	Total Liabilities	2,946,230

Intangible assets	2,572,398
Goodwill	1,896,451	NET ASSETS
Software	474,832	Shareholders’ Equity	4,551,663
Software in progress	201,114	Common stock	44,746
Investments and other assets	821,009	Capital surplus	5,302,739
Investment securities	356,294	Retained earnings (deficit)	(795,822)
Deferred tax assets	200,689	Accumulated Other Comprehensive Income	18,089

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Other	264,024	Net unrealized gains on available-for-sale securities	18,089
		Stock acquisition rights	68,297
		Non-controlling interests	563,386

		Total Net Assets	5,201,437

Total assets	8,147,668	Total Liabilities and Net Assets	8,147,668

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Consolidated Statement of Income

(May 1, 2024 – April 30, 2025)

	(JPY thousands)
		Amount
Net sales		5,929,797
Cost of sales		3,241,852
Gross profit		2,687,944
Selling, general and administrative expenses		2,381,515
Operating income		306,429
Non-operating income
Interest income	955
Foreign exchange gains	727
Subsidy income	3,550
Proceeds from surrender of insurance policies	2,717
Interest on tax refund	24
Other	3,094	11,069
Non-operating expenses
Interest expense	18,160
Loss on investment securities	24,210
Shareholder benefit program expenses	40,770
Other	6,124	89,265
Ordinary income		228,233
Extraordinary losses
Impairment loss	96,987	96,987
Income before income taxes		131,245
Income taxes – current	122,363
Income taxes – deferred	(16,359)	106,003
Net income		25,241
Net income attributable to non-controlling interests		202,951
Net loss attributable to owners of the parent		(177,709)

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Consolidated Statement of Changes in Shareholders’ Equity

(May 1, 2024 – April 30, 2025) (JPY thousands)

Shareholders’ Equity

	Common Stock	Capital Surplus	Retained Earnings (Deficit)	Treasury Stock	Total Shareholders’ Equity
Balance at beginning of period	21,784	5,305,332	(618,113)	—	4,709,003
Changes during the period
Issuance of new shares	22,962	22,962			45,924
Net loss attributable to owners of the parent			(177,709)		(177,709)
Acquisition of treasury stock				(152)	(152)
Cancellation of treasury stock		(152)		152	—
Changes in parent’s ownership interest due to transactions with non-controlling interests		(25,402)			(25,402)
Net changes in items other than shareholders’ equity
Total changes during the period	22,962	(2,592)	(177,709)	—	(157,339)
Balance at end of period	44,746	5,302,739	(795,822)	—	4,551,663

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Accumulated Other Comprehensive Income, Stock Acquisition Rights, Non-Controlling Interests

	Net Unrealized Gains on Available- for-Sale Securities	Total Accumulated Other Comprehensive Income	Stock Acquisition Rights	Non- Controlling Interests	Total Net Assets
Balance at beginning of period	20,571	20,571	58,912	354,587	5,143,074
Changes during the period
Issuance of new shares					45,924
Net loss attributable to owners of the parent					(177,709)
Acquisition of treasury stock					(152)
Cancellation of treasury stock					—
Changes in parent’s ownership interest due to transactions with non-controlling interests				(3,414)	(28,816)
Net changes in items other than shareholders’ equity	(2,482)	(2,482)	9,385	212,213	219,116
Total changes during the period	(2,482)	(2,482)	9,385	208,799	58,363
Balance at end of period	18,089	18,089	68,297	563,386	5,201,437

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

HEROZ, Inc. — Notes to Consolidated Financial Statements

Note 1. Significant Accounting Policies

(1) Scope of Consolidation

Number of consolidated subsidiaries: 5

VarioSecure Inc., StrategIT Co., Ltd., AI Squared, Inc., Tifana.com, Inc., VOIQ Inc.

VOIQ Inc., incorporated as a new subsidiary during the consolidated fiscal year, has been included in the scope of consolidation.

(2) Application of the Equity Method

Not applicable.

(3) Fiscal Year-End of Consolidated Subsidiaries

All consolidated subsidiaries have a fiscal year-end of the last day of February. The financial statements of each consolidated subsidiary as of its fiscal year-end are used in preparing the consolidated financial statements; however, necessary adjustments are made on consolidation for material transactions occurring between each subsidiary’s fiscal year-end and the consolidated fiscal year-end.

(4) Significant Accounting Policies

(a) Valuation of Significant Assets

i. Other securities

•

Securities other than those with no quoted market price: Fair value method (unrealized gains and losses are recognized in net assets using the full net-assets method; cost of sales is calculated using the moving-average method)

•	Securities with no quoted market price: Cost method using the moving-average method

ii. Inventories

Merchandise, work-in-process, and supplies: Cost method using the moving-average method (balance sheet amounts determined by the write-down method based on decline in profitability)

(b) Depreciation of Significant Depreciable Assets

i. Property, plant and equipment (excluding leased assets)

The declining-balance method. However, building improvements and structures acquired on or after April 1, 2016 are depreciated using the straight-line method. Low-value depreciable assets with acquisition cost between JPY 100K and JPY 200K are depreciated equally over three (3) years.

Principal useful lives: Buildings: 3–18 years; Tools, furniture and fixtures: 3–15 years

ii. Intangible assets (excluding leased assets)

Internal-use software is amortized on a straight-line basis over the expected useful life within the Company (no longer than 5 years).

(c) Deferred Asset Treatment

Share issuance costs: Expensed in full at the time of payment.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(d) Significant Provisions

i. Allowance for doubtful accounts: Recorded based on the historical loss rate for general receivables; estimated uncollectible amounts are individually assessed for specific doubtful receivables.

ii. Provision for bonuses: Estimated bonus payments attributable to the consolidated fiscal year are recorded.

iii. Shareholder benefit program reserve: Recorded for the estimated future utilization of shareholder reward points granted under the shareholder reward program.

(e) Retirement Benefit Accounting

Certain consolidated subsidiaries apply the simplified method for calculating retirement benefit liabilities, using the amount payable upon voluntary resignation at year-end.

(f) Revenue Recognition

(i) AIX Business

(BtoC Services)

For item purchases, the Company has determined that the performance obligation is satisfied when the user uses the item to play a game and the Company renders services defined for each item. Accordingly, revenue is recognized for items that have been used by the end of the reporting period, and the balance of unused items is transferred to contract liabilities.

Similarly, for paid membership monthly fees, the performance obligation is satisfied as the Company renders the services defined for each member. Accordingly, the full monthly fee is recognized as revenue, and the unused portion of the member benefit items granted as of the end of the reporting period is transferred to contract liabilities.

(BtoB Services)

For initial setup fees, because the fulfillment of the performance obligation creates an asset with no alternative use and the Company has an enforceable right to payment for work completed, the performance obligation is considered to be satisfied over time. Revenue and contract assets are recognized based on the degree of progress toward satisfaction of the performance obligation as measured at the end of the reporting period.

Progress is measured using the input method, as costs are considered to be incurred as work progresses. Specifically, the percentage of completion is estimated by comparing actual labor hours incurred to date against total estimated labor hours to contract completion.

For recurring fees, the performance obligation is considered to be satisfied over time, and revenue is recognized monthly in accordance with the contract terms.

(ii) AI Security Business

(Managed Security Services)

The Company provides managed security services consisting of operational management services. Because these services are delivered over the contract term and are satisfied over time based on the passage of time, revenue is recognized over the contract period. Revenue is recognized ratably over the contract period, as the performance obligation is satisfied through the provision of services to the customer over the contractually specified period.

Payment for these services is received by the end of the month following, or the second month following, the month in which revenue is recognized.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(Integration Services)

The Company provides sales of integrated security appliances and licensed software to SME customers.

Revenue from the sale of VCR (Vario Communicate Router) integrated security appliances is recognized when the product is delivered and accepted by the customer, as control of the product transfers at that point—the customer can freely use or resell the product and is entitled to the associated economic benefits.

Revenue from licensed software is recognized over the license period, as the Company has a performance obligation to provide services throughout such period. Revenue is recognized ratably over the contract period, as the performance obligation is satisfied through the provision of services to the customer over the contractually specified period.

Payment for appliance sales is invoiced upon delivery and is generally received in full by the end of the month following, or the second month following, the month in which revenue is recognized. Payment for licensed software is received in full at the commencement of service delivery.

(g) Goodwill Amortization

Goodwill is amortized on a straight-line basis over a period of 9 to 15 years.

Note 2. Critical Accounting Estimates

(1) Goodwill Impairment

(a) Amount Recorded in the Consolidated Financial Statements

Goodwill: JPY 1,896,451 thousand

(b) Significant Accounting Estimates

Goodwill breakdown at fiscal year-end:

•	JPY 987,195K: Arising from the consolidation of VarioSecure Inc. in September 2022

•	JPY 240,810K: Arising from the consolidation of AI Squared, Inc. in November 2023

•	JPY 632,444K: Arising from the consolidation of Tifana.com, Inc. in March 2024 and additionally recognized as contingent consideration

•	JPY 36,000K: Recognized by VOIQ Inc., incorporated during the consolidated fiscal year

In each case, goodwill was recorded based on an assessment of excess earning power derived from the target company’s business plan and other factors at the time of acquisition.

Goodwill is assessed for indicators of impairment based on the occurrence of sustained operating losses at group companies, significant deterioration of the business environment, or significant deviation from business plans, among other factors. When an impairment indicator is identified, the carrying amount is compared to undiscounted future cash flows estimated based on the relevant business plan for the remaining amortization period. If impairment recognition is warranted, the carrying amount is reduced to the recoverable amount and the difference is recognized as an impairment loss.

While the identification of impairment indicators and the recognition and measurement of impairment losses are conducted with due care, these assessments may be affected by changes in business plans and the operating environment. If actual results differ from the estimates, there may be a material impact on the consolidated financial statements of the following fiscal year.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(2) Impairment of Other Non-Current Assets

(a) Amounts Recorded

Property, plant and equipment ¥215,401 thousand

Intangible assets (excluding goodwill) ¥675,947 thousand

Impairment loss ¥96,987 thousand

(b) Information Regarding Critical Accounting Estimates

For other non-current assets, the Company periodically assesses each asset group for indicators of impairment. When an impairment indicator is identified, the recoverable amount is estimated using future cash flows expected from the asset group. Future cash flow projections take into account future market trends and business conditions. If projected future cash flows change and recoverability is no longer deemed sufficient, an impairment loss may be recognized. During the fiscal year under review, the Company recognized an impairment loss on a portion of software at its subsidiary StrategIT Co., Ltd.

The key assumptions used in the impairment assessment include revenue and expense projections and planned capital expenditure attributable to the relevant asset group, as well as the discount rate applied to future cash flows after considering uncertainty. These assumptions are determined based on historical and recent performance and the operating environment. For StrategIT Co., Ltd.’s software, following a detailed review of the business plan and future cash flows based on the above assumptions, an impairment loss was recognized for the portion determined to be unrecoverable.

The impairment loss recognized during the fiscal year relates to only a portion of the software. After considering future business plans and the operating environment, the portion deemed recoverable continues to be carried as software, and the remaining balance of such software as of fiscal year-end was ¥98,006 thousand.

While the identification of impairment indicators and the recognition and measurement of impairment losses are conducted with due care, these assessments may be affected by changes in business plans and the operating environment. If actual results differ from the estimates, there may be a material impact on the consolidated financial statements of the following fiscal year.

(3) Recoverability of Deferred Tax Assets

Amount recorded: Deferred tax assets ¥200,689 thousand

The Group assesses the recoverability of deferred tax assets by reasonably estimating future taxable income in subsequent consolidated fiscal years. Changes in the operating environment could result in material adjustments in the following year.

Note 3. Consolidated Balance Sheet

(1) Inventory Breakdown

Merchandise	¥8,028 thousand
Supplies	¥138,884 thousand
Work-in-process	¥5,870 thousand

(2) Accumulated depreciation of property, plant and equipment: ¥886,599 thousand

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(3) Allowance for doubtful accounts deducted directly from assets:

Current assets	¥622 thousand
Investments and other assets	¥7,129 thousand

(4) Revolving Credit Facilities

VarioSecure Inc., a consolidated subsidiary, has entered into revolving credit facility agreements with four (4) financial institutions for efficient working capital procurement. The undrawn balance under these facilities is as follows:

Total facility limit	¥1,100,000 thousand
Outstanding borrowings	—
Available undrawn balance	¥1,100,000 thousand

Note 4. Consolidated Statement of Changes in Shareholders’ Equity

(1) Type and Total Number of Shares Issued and Outstanding at Fiscal Year-End

Common shares: 15,174,468

Note: The total number of issued shares increased by 129,316 shares during the fiscal year, consisting of an increase of 28,308 shares from the grant of restricted stock and 104,200 shares from the exercise of stock acquisition rights, offset by a decrease of 3,192 shares from the cancellation of treasury stock.

(2) Treasury Shares at Fiscal Year-End

Not applicable.

(3) Stock Acquisition Rights Outstanding at Fiscal Year-End (excluding those where exercise period has not yet commenced)

Common shares: 154,200 shares

Note 5. Financial Instruments

(1) Status of Financial Instruments

(a) Policy: The Group limits investment of temporary surplus funds to short-term deposits. Borrowings are obtained from multiple financial institutions.

(b) Nature and Risks

Trade receivables (accounts receivable) are exposed to customer credit risk.

Investment securities consist of equity interests in business partners and investments in investment partnerships, and are exposed to issuer credit risk.

Deposits held with third parties are exposed to the credit risk of the depository.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Trade payables (accounts payable and accrued expenses) are all due within one year and are exposed to liquidity risk.

Long-term and short-term borrowings are exposed to liquidity risk and interest rate fluctuation risk.

(c) Risk Management:

(i) Credit Risk

Accounts receivable are managed by the corporate planning department in accordance with accounting regulations—separately for amounts collected by platform operators and for direct collections on a customer-by-customer basis—through due date and balance management.

Investment securities are monitored through periodic review of the issuer’s financial condition and verification of the rationale for holding.

(ii) Liquidity Risk

Trade payables are managed by the corporate planning department through monthly payment forecasting and the maintenance of adequate liquidity.

(iii) Interest Rate Risk

Interest rate risk is managed through market monitoring by the corporate planning department.

(d) Supplementary Information

Fair values include market-based prices and, where market prices are unavailable, reasonably estimated values. Such values incorporate variable factors and may change under different assumptions.

(2) Fair Value of Financial Instruments (as of April 30, 2025)

The carrying amounts, fair values, and differences as of April 30, 2025 are as follows. Cash and deposits, accounts receivable, deposits, accounts payable, accrued expenses, and short-term borrowings are omitted because they are either cash or are settled in the short term and their fair values approximate carrying amounts.

	Carrying Amount (¥ thousands)	Fair Value (¥ thousands)	Difference (¥ thousands)
Investment securities	8,000	8,000	—
Current portion of long-term borrowings	483,464	484,219	755
Long-term borrowings	1,371,198	1,367,111	(4,086)

Note 1. Scheduled repayment of long-term borrowings after the consolidated fiscal year-end:

(Thousands of yen)

Within 1 Year	1–2 Years	2–3 Years	3–4 Years	4–5 Years	Over 5 Years
483,464	483,464	347,614	215,984	215,984	108,152

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Financial instruments not measured at fair value (carrying amounts):

Non-listed equity securities: JPY 54,297K

Investments in limited liability investment partnerships: JPY 293,997K

(3) Fair Value Hierarchy

Financial instruments are classified into three levels based on the observability and significance of inputs used in fair value measurement:

Level 1: Quoted prices in active markets for identical assets or liabilities

Level 2: Observable inputs other than Level 1 quoted prices

Level 3: Unobservable inputs

When multiple inputs significant to the measurement are used, the instrument is classified at the lowest priority level among those inputs.

Financial instruments measured at fair value on the consolidated balance sheet:

	Level 1	Level 2	Level 3	Total
Investment securities	—	—	8,000	8,000

(Thousands of yen)

Note: Investment securities consist of stock acquisition rights in unlisted companies. As quoted prices are not available, fair value is based on recent independent arm’s-length transaction prices or financing prices when such information is available. Because the fair value measurement uses unobservable inputs, these securities are classified as Level 3.

Financial instruments not measured at fair value on the consolidated balance sheet:

	Level 1	Level 2	Level 3	Total
Current portion of long-term borrowings	—	484,219	—	484,219
Long-term borrowings	—	1,367,111	—	1,367,111

(Thousands of yen)

Note: Variable-rate long-term borrowings (including the current portion) reflect market interest rates in the short term, and fair value is therefore considered to approximate carrying amount. Accordingly, the carrying amount is used as the fair value, classified as Level 2. Fixed-rate borrowings are measured using the discounted present value method based on the total of principal and interest payments, using a discount rate that incorporates the remaining term and credit risk, and are classified as Level 2.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Note 6. Revenue Recognition

(1) Revenue Disaggregated by Service Category (JPY thousands)

Current Fiscal Year
AIX Business	3,262,257
BtoC Services	1,163,144
BtoB Services	2,017,427
Other	81,685
AI Security Business	2,667,539
Managed Security Services	2,344,542
Integration Services	322,997
Revenue from contracts with customers	5,929,797
Net sales to external customers	5,929,797

(2) Basis for Understanding Revenue

See Note 1 (4)(f) above.

(3) Contract Assets and Contract Liabilities (JPY thousands)

Current Year
Receivables from contracts (opening)	736,303
Receivables from contracts (closing)	831,717
Contract assets (opening)	61,897
Contract assets (closing)	64,421
Contract liabilities (opening)	454,625
Contract liabilities (closing)	291,127

Note 7. Per-Share Information

(1) Net assets per share	JPY 301.15
(2) Loss per share	JPY (11.79)

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Note 8. Subsequent Events

Not applicable.

Note 9. Other Notes — Business Combinations

(1)	Finalization of Provisional Accounting Treatment for Business Combination

With respect to the business combination with Tifana.com, Inc. in the prior consolidated fiscal year, the purchase price allocation had not been completed at that time, and provisional accounting treatment was applied. During the current consolidated fiscal year, the purchase price allocation was completed, and the impact on the prior fiscal year’s consolidated balance sheet is immaterial.

(2) Accounting for Contingent Consideration in a Business Combination

With respect to the acquisition of Tifana.com, Inc. by the Company on March 25, 2024, a portion of the contingent consideration became fixed during the current fiscal year. The payment was treated as acquisition cost deemed to have arisen at the time of acquisition, and additional goodwill was recognized as follows:

Additional acquisition cost recognized (goodwill): ¥55,165 thousand

Additional goodwill amortization: ¥3,677 thousand

Amortization method and period: Straight-line over 15 years

The content of the contingent consideration as stipulated in the business combination agreement and the accounting treatment going forward are as follows:

(a) Content of Contingent Consideration

For the three consecutive fiscal years following the share acquisition, an amount calculated by applying a specified rate to the revenue from Tifana.com’s AI business is expected to arise as price adjustment consideration.

(b) Future Accounting Treatment

If changes in the acquisition cost occur, the Company’s policy is to adjust the acquisition cost, goodwill amount, and goodwill amortization accordingly.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

HEROZ, Inc. — Standalone Financial Statements

Standalone Balance Sheet

(As of April 30, 2025)

(JPY thousands)

ASSETS	Amount	LIABILITIES	Amount
Current Assets	2,368,505	Current Liabilities	779,648
Cash and deposits	566,338	Accounts payable – trade	26,602
Accounts receivable – trade	209,335	Short-term borrowings	200,000
Contract assets	62,790	Current portion of long-term borrowings	267,480
Prepaid expenses	91,251	Accounts payable – other	92,006
Deposits held with third parties	1,410,387	Accrued expenses	28,533
Other	28,401	Contract liabilities	80,736
		Deposits received	21,047
		Accrued bonuses	17,239
		Shareholder benefit program reserve	18,322
		Other	27,680
Non-Current Assets	3,365,847	Non-Current Liabilities	399,110
Property, plant and equipment	99,748	Long-term borrowings	399,110

Buildings	6,482	Total Liabilities	1,178,758

Tools, furniture and fixtures	93,266
Intangible assets	211,550	NET ASSETS
Software	204,157	Shareholders’ Equity	4,469,207
Software in progress	7,393	Common stock	44,746
Investments and other assets	3,054,548	Capital surplus	5,345,260
Investment securities	371,794	Capital reserve	2,250,356

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Shares of subsidiaries and affiliates	2,566,409	Other capital surplus	3,094,904
Long-term loans to subsidiaries and affiliates	50,000	Retained earnings (deficit)	(920,799)
Long-term prepaid expenses	5,538	Other retained earnings	(920,799)
Deferred tax assets	35,311	Retained earnings carried forward	(920,799)
Other	32,493	Valuation and Translation Adjustments	18,089
Allowance for doubtful accounts	(7,000)	Net unrealized gains on available-for-sale securities	18,089
		Stock Acquisition Rights	68,297

		Total Net Assets	4,555,594

Total Assets	5,734,352	Total Liabilities and Net Assets	5,734,352

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Standalone Statement of Income

(May 1, 2024 – April 30, 2025)

(JPY thousands)

		Amount
Net sales		2,025,990
Cost of sales		1,172,650
Gross profit		853,339
Selling, general and administrative expenses		837,299
Operating income		16,039
Non-operating income
Interest income	772
Subsidy income	3,300
Other	567	4,639
Non-operating expenses
Interest expense	5,181
Loss on investment securities	24,210
Shareholder benefit program expenses	40,770
Other	3,800	73,962
Ordinary loss		(53,283)
Extraordinary losses
Loss on valuation of shares of subsidiaries and affiliates	231,892	231,892
Loss before income taxes		(285,175)
Income taxes – current	7,455
Income taxes – deferred	3,320	10,775
Net loss		(295,951)

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Standalone Statement of Changes in Shareholders’ Equity

(May 1, 2024 – April 30, 2025)

(JPY thousands)

Shareholders’ Equity

	Common Stock	Capital Surplus			Retained Earnings		Treasury Stock	Total Shareholders’ Equity
Capital Reserve	Other Capital Surplus	Capital Surplus Total	Retained Earnings Carried Forward	Retained Earnings Total
Balance at beginning of period	21,784	2,227,393	3,095,056	5,322,450	(624,848)	(624,848)	—	4,719,386
Changes during the period
Issuance of new shares	22,962	22,962		22,962				45,924
Net loss					(295,951)	(295,951)		(295,951)
Acquisition of treasury stock							(152)	(152)
Cancellation of treasury stock			(152)	(152)			152	—
Net changes in items other than shareholders’ equity								—
Total changes during the period	22,962	22,962	(152)	22,810	(295,951)	(295,951)	—	(250,178)
Balance at end of period	44,746	2,250,356	3,094,904	5,345,260	(920,799)	(920,799)	—	4,469,207

Valuation / Translation Adjustments, Stock Acquisition Rights and Total Net Assets

	Net Unrealized Gains on Available- for-Sale Securities	Total Valuation and Translation Adjustments	Stock Acquisition Rights	Total Net Assets
Balance at beginning of period	20,571	20,571	58,912	4,798,870
Changes during the period
Issuance of new shares				45,924
Net loss				(295,951)
Acquisition of treasury stock				(152)

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Cancellation of treasury stock				—
Net changes in items other than shareholders’ equity	(2,482)	(2,482)	9,385	6,902
Total changes during the period	(2,482)	(2,482)	9,385	(243,276)
Balance at end of period	18,089	18,089	68,297	4,555,594

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

HEROZ, Inc. — Notes to Standalone Financial Statements

Note 1. Significant Accounting Policies

(1) Valuation of Securities

(a) Subsidiary stocks: Cost method using the moving-average method.

(b) Other securities:

Securities other than those with no quoted market price: Fair value method (unrealized gains/losses recognized in net assets; cost of sales calculated using moving-average method).

Securities with no quoted market price: Primarily the cost method using the moving-average method.

Investments in limited liability investment partnerships (deemed securities under Article 2, Paragraph 2 of the Financial Instruments and Exchange Act): The Group’s proportionate share of net assets is incorporated based on the most recent financial statements of each partnership as of the reporting date specified in the partnership agreement.

(2) Depreciation of Non-Current Assets

(a) Property, plant and equipment: Declining-balance method. Building improvements and structures acquired on or after April 1, 2016 use the straight-line method. Assets between JPY 100K and JPY 200K are depreciated equally over 3 years. Principal useful lives: Buildings: 3–15 years; Tools, furniture and fixtures: 3–10 years.

(b) Intangible assets: Internal-use software is amortized on a straight-line basis over the expected useful life within the Company (no longer than 5 years).

(3) Deferred Asset Treatment

Share issuance costs: Expensed in full at the time of payment.

(4) Provisions

(a) Allowance for doubtful accounts: Recorded based on the historical loss rate for general receivables; individually assessed for specific doubtful receivables.

(b) Provision for bonuses: Estimated bonus payments attributable to the fiscal year are recorded.

(c) Shareholder benefit program reserve: Recorded for estimated future utilization of shareholder reward points.

(5) Revenue Recognition

(a) BtoC Services: Revenue from item purchases is recognized as the performance obligation is satisfied (as users utilize items in games). Monthly premium membership fees are recognized monthly; items granted as benefits are deferred and recognized upon use.

(b) BtoB Services: Initial setup fees are recognized using the input method over time. Ongoing fees are recognized monthly over the service period.

Note 2. Critical Accounting Estimates

(1) Recoverability of Deferred Tax Assets

(a) Amount Recorded

Deferred tax assets ¥35,311 thousand

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

(b) Information Regarding the Estimate

As the same information is disclosed in “Notes to the Consolidated Financial Statements — Note 2. Critical Accounting Estimates — (3) Recoverability of Deferred Tax Assets,” the description is omitted here.

(2) Valuation of Investments in Subsidiaries

(a) Amount Recorded

Shares of subsidiaries and affiliates ¥2,566,409 thousand

(b) Information Regarding the Estimate

For equity securities with readily determinable fair values, when such fair value declines significantly, the securities are written down to fair value and the resulting valuation difference is recognized as a loss for the fiscal year, unless recovery is considered probable.

For investments in unlisted subsidiaries and affiliates and other securities without readily determinable fair values, the carrying amount is based on acquisition cost. However, when the financial condition of the issuing company has deteriorated and the real value of the investment has declined significantly, the investment is written down by an appropriate amount and the resulting valuation difference is recognized as a loss for the fiscal year, unless recoverability is supported by sufficient evidence.

During the fiscal year under review, the Company recognized a loss on valuation of shares of subsidiaries and affiliates of ¥231,892 thousand with respect to shares of StrategIT Co., Ltd.

The assessment of the valuation of shares of subsidiaries and affiliates is based on the achievement of each subsidiary’s business plan and its future business prospects. If changes in a subsidiary’s performance, business plans, or market environment result in changes to the content of these estimates, there may be a material impact on the valuation of shares of subsidiaries and affiliates in the financial statements of the following fiscal year.

Note 3. Balance Sheet

(1) Accumulated depreciation of property, plant and equipment: ¥466,611 thousand

(2) Monetary Receivables from and Payables to Related Companies (excluding amounts separately stated on the balance sheet)

Accounts receivable – trade	¥946 thousand
Accounts receivable – other	¥2,161 thousand
Accounts payable – other	¥5,216 thousand

(3) Guarantees

The Company has provided the following debt guarantees for the consolidated subsidiary indicated below:

Tifana.com, Inc. — Bank borrowings ¥85,408 thousand

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Note 4. Income Statement

Transactions with Related Companies

Operating transactions
Net sales	¥6,203 thousand
Cost of sales	¥1,093 thousand
Selling, general and administrative expenses	¥13,271 thousand
Non-operating transactions
Interest income	¥375 thousand

Note 5. Statement of Changes in Shareholders’ Equity

Treasury shares at fiscal year-end: Not applicable.

Note 6. Related Party Transactions

Subsidiaries and Affiliates

Type	Company Name	Ownership (%)	Relationship	Transaction	Amount (¥ thousands)	Account	Balance at Year-End (¥ thousands)
Subsidiary	StrategIT Co., Ltd.	Direct: 94.36% (Note 2)	Concurrent directorship; office sublease, etc.	Subscription to third- party allotment (Note 3)	199,998 (Note 1)	—	—
Subsidiary	Tifana.com, Inc.	Direct: 100.00% (Note 2)	Concurrent directorship; debt guarantee, etc.	Debt guarantee (Note 4)	85,408	—	—
Subsidiary	VOIQ Inc.	Direct: 80.00% (Note 2)	Concurrent directorship; business loans; office sublease, etc.	Business loan (Note 5)	50,000	Long-term loans to subsidiaries and affiliates	50,000

Terms and Policies for Determining Transaction Terms:

Note 1: Transaction amounts do not include consumption tax.

Note 2: Ownership percentages are as of fiscal year-end.

Note 3: At the Board of Directors meeting held on May 28, 2024, the Company resolved to subscribe for the entire third-party allotment of new shares issued by StrategIT Co., Ltd. and acquired such shares.

Note 4: This represents a guarantee of the subsidiary’s bank borrowings. The transaction amount represents the outstanding guarantee balance as of the end of the fiscal year. No guarantee fees were charged.

Note 5: The business loan was made at terms determined by mutual agreement based on prevailing market interest rates. No collateral has been received.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Note 7. Revenue Recognition

Basis for Understanding Revenue from Contracts with Customers

As the same information is disclosed in “Notes to the Consolidated Financial Statements — Note 6. Revenue Recognition,” the description is omitted here.

Note 8. Income Tax Effects

Breakdown of Deferred Tax Assets and Deferred Tax Liabilities by Major Cause

Deferred Tax Assets
Loss on valuation of investment securities	¥25,491 thousand
Excess depreciation	¥10,702 thousand
Accrued bonuses	¥5,962 thousand
Contract liabilities	¥19,432 thousand
Shareholder benefit program reserve	¥2,767 thousand
Amortization of security deposits	¥1,536 thousand
Performance-linked compensation	¥3,442 thousand
Share-based compensation expense	¥10,788 thousand
Shares of subsidiaries and affiliates	¥742,019 thousand
Other	¥8,252 thousand
Subtotal deferred tax assets	¥830,394 thousand
Valuation allowance	(¥782,263 thousand	)
Total deferred tax assets	¥48,131 thousand
Deferred Tax Liabilities
Accrued enterprise tax receivable	(¥3,253 thousand	)
Net unrealized gains on available-for-sale securities	(¥9,565 thousand	)
Total deferred tax liabilities	(¥12,819 thousand	)
Net deferred tax assets	(¥35,311 thousand	)

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Note 9. Per-Share Information

(1) Net assets per share	¥295.71
(2) Net loss per share	¥19.64

Note 10. Subsequent Events

Not applicable.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Independent Auditor’s Report — Consolidated Financial Statements

June 19, 2025

To the Board of Directors of HEROZ, Inc.:

Grant Thornton Taiyo LLC

Tokyo Office

Audit Opinion

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements of HEROZ, Inc. for the consolidated fiscal year from May 1, 2024 to April 30, 2025, comprising the Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Changes in Shareholders’ Equity and Notes to Consolidated Financial Statements.

In our opinion, the above consolidated financial statements present fairly, in all material respects, the financial position and results of operations of the group consisting of HEROZ, Inc. and its consolidated subsidiaries for the period covered by the consolidated financial statements, in conformity with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Company and its consolidated subsidiaries in accordance with the ethical requirements applicable to the profession in Japan, and have fulfilled our other ethical responsibilities. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

Other information consists of the Business Report and its supplementary schedules. Management is responsible for the preparation and disclosure of the other information. The Audit and Supervisory Committee’s responsibility is to oversee the directors’ performance of their duties in the process of preparing and disclosing the other information.

Our audit opinion on the consolidated financial statements does not cover the other information, and we do not express an opinion on it. Our responsibility in connection with the audit of the consolidated financial statements is to read the other information and, in doing so, consider whether there is a material inconsistency between the other information and the consolidated financial statements or our knowledge obtained in the audit, or whether the other information otherwise appears to be materially misstated. Based on our procedures, we have nothing to report in this regard.

Responsibilities of Management and the Audit and Supervisory Committee for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern and disclosing, as applicable, matters relating to going concern in accordance with accounting principles generally accepted in Japan.

The Audit and Supervisory Committee’s responsibility is to oversee the directors’ performance of their duties in the financial reporting process.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with auditing standards generally accepted in Japan will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain sufficient appropriate audit evidence. The selection and application of audit procedures is a matter of auditor judgment.

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Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

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Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern.

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Evaluate whether the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events faithfully.

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Plan and perform the Group audit to obtain sufficient appropriate audit evidence regarding the financial information of the entities within the Group, and maintain responsibility for the direction, supervision and review of the group audit work.

We communicate with the Audit and Supervisory Committee regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit. We also communicate regarding compliance with ethical requirements relating to independence and matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

Interests

There are no interests between the Company and its consolidated subsidiaries, and our firm or any of our engagement partners, that are required to be disclosed under the Certified Public Accountants Act.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Independent Auditor’s Report — Standalone Financial Statements

June 19, 2025

To the Board of Directors of HEROZ, Inc.:

Grant Thornton Taiyo LLC

Tokyo Office

Audit Opinion

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the financial statements and supplementary schedules (the “Financial Statements, Etc.”) of HEROZ, Inc. for the 17th fiscal year from May 1, 2024 to April 30, 2025, comprising the Balance Sheet, Statement of income, Statement of Changes in Shareholders’ Equity, Notes to Standalone Financial Statements and their supplementary schedules.

In our opinion, the above Financial Statements, Etc. present fairly, in all material respects, the financial position and results of operations of the Company for the period covered thereby, in conformity with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. We are independent of the Company in accordance with the ethical requirements applicable to the profession in Japan, and have fulfilled our other ethical responsibilities. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

Other information consists of the Business Report and its supplementary schedules. Management is responsible for the preparation and disclosure of the other information. The Audit and Supervisory Committee’s responsibility is to oversee the directors’ performance of their duties in the preparation and disclosure of the other information. Our responsibility in connection with the audit of the Financial Statements, Etc. is to read the other information and consider whether there is a material inconsistency with the Financial Statements, Etc. or our audit knowledge. We have nothing to report.

Responsibilities of Management and the Audit and Supervisory Committee

Management is responsible for the preparation and fair presentation of the Financial Statements, Etc. in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary. Management is also responsible for assessing going concern and disclosing relevant matters when applicable. The Audit and Supervisory Committee’s responsibility is to oversee the directors’ performance in the financial reporting process.

Auditor’s Responsibilities

Our objectives are to obtain reasonable assurance about whether the Financial Statements, Etc. as a whole are free from material misstatement, whether due to fraud or error. Our responsibilities include identifying and assessing material misstatement risks, evaluating the appropriateness of accounting policies and estimates, and evaluating the overall presentation of the Financial Statements, Etc. We communicate with the Audit and Supervisory Committee regarding significant audit findings and independence matters.

Interests

There are no interests between the Company and our firm or any of our engagement partners that are required to be disclosed under the Certified Public Accountants Act.

HEROZ, Inc. / VarioSecure Inc. | 11th AGM Electronically Provided Matters

Audit Report — Audit and Supervisory Committee

The Audit and Supervisory Committee hereby reports on the results of the audit of directors’ performance of their duties for the 17th fiscal year from May 1, 2024 to April 30, 2025, as follows:

1. Audit Methods and Content

The Audit and Supervisory Committee received regular reports from directors and employees on the establishment and operation of the framework for ensuring proper business operations (the internal control system) pursuant to Article 399-13, Paragraph 1, Item 1(b) and (c) of the Companies Act, and requested explanations as necessary to express opinions on the matter. The Committee also conducted audits by the following methods:

(i) In accordance with the audit policies and division of duties established by the Audit and Supervisory Committee, and in coordination with the internal control division, the Committee attended important meetings, received reports from directors and employees on the status of the performance of their duties, sought explanations as necessary, reviewed important approval documents, and investigated the state of operations and assets at the head office and principal business locations. With respect to subsidiaries, the Committee communicated with and obtained information from directors and statutory auditors of each subsidiary and, as necessary, received reports on operations from subsidiaries.

(ii) The Committee monitored and verified that the Accounting Auditor maintained its independence and performed the audit appropriately, received reports from the Accounting Auditor on the status of its audit, sought explanations as necessary, and received notice from the Accounting Auditor that systems for ensuring proper performance of its professional duties (the matters set forth in each item of Article 131 of the Company Calculation Rules) had been established in accordance with the Quality Control Standards for Auditing (Business Accounting Council), and sought explanations as necessary.

Based on the above methods, the Committee reviewed the Business Report and its supplementary schedules, the Financial Statements (Balance Sheet, Statement of income, Statement of Changes in Shareholders’ Equity and Notes to Standalone Financial Statements) and their supplementary schedules, and the Consolidated Financial Statements (Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Changes in Shareholders’ Equity and Notes to Consolidated Financial Statements) for the fiscal year under review.

2. Audit Results

(1) Audit Results on the Business Report, Etc.

(a) The Business Report and its supplementary schedules present the Company’s status fairly in accordance with applicable laws and the Articles of Incorporation.

(b) No fraudulent acts or material violations of laws, regulations or the Articles of Incorporation were found with respect to the performance of duties by directors.

(c) The content of the Board of Directors’ resolution on the internal control system is appropriate. No matters requiring comment were found with respect to the relevant disclosures in the Business Report or the performance of duties by directors.

(2) Audit Results on the Financial Statements and Supplementary Schedules

The audit methods and results of the Accounting Auditor, Grant Thornton Taiyo LLC, are appropriate.

(3) Audit Results on the Consolidated Financial Statements

The audit methods and results of the Accounting Auditor, Grant Thornton Taiyo LLC, are appropriate.

June 20, 2025

HEROZ, Inc. — Audit and Supervisory Committee

(Note) Audit and Supervisory Committee Members Tomohiro Inoue, Toru Kamiyama and Yuko Kanamaru are outside directors as defined under Article 2, Item 15 and Article 331, Paragraph 6 of the Companies Act.